                                                                  EXECUTION COPY

Exhibit (b)(3)

              ====================================================
              ====================================================



                                CREDIT AGREEMENT

                          dated as of October 30, 2003


                                      among

                                 TDG MERGER CO.,
        (to be merged as of the Closing Date into The Dwyer Group, Inc.)

                                  as Borrower,

                    THE FINANCIAL INSTITUTIONS PARTY HERETO,
                                   as Lenders,

                                       and

                          MADISON CAPITAL FUNDING LLC,
                                    as Agent

              ====================================================
              ====================================================

                                Table of Contents

                                                                                                       Page
                                                                                                       ----
Section 1   Definitions; Interpretation...................................................................1
            1.1     Definitions...........................................................................1
            1.2     Interpretation.......................................................................17

Section 2   Credit Facilities............................................................................17
            2.1     Commitments..........................................................................17
                    2.1.1    Revolving Loan Commitments..................................................17
                    2.1.2    Term Loan Commitments.......................................................17
            2.2     Loan Procedures......................................................................18
                    2.2.1    Loan Types..................................................................18
                    2.2.2    Borrowing...................................................................18
                    2.2.3    Conversion; Continuation....................................................18
            2.3     Letters of Credit....................................................................19
                    2.3.1    Commitment..................................................................19
                    2.3.2    Application.................................................................19
                    2.3.3    Reimbursement Obligations...................................................20
                    2.3.4    Participations in Letters of Credit.........................................21
            2.4     Commitments Several..................................................................21
            2.5     Certain Conditions...................................................................21
            2.6     Loan Accounting......................................................................21
                    2.6.1    Recordkeeping...............................................................21
                    2.6.2    Notes.......................................................................22
            2.7     Interest.............................................................................22
                    2.7.1    Interest Rates..............................................................22
                    2.7.2    Interest Payment Dates......................................................22
                    2.7.3    Setting and Notice of LIBOR Rates...........................................22
                    2.7.4    Computation of Interest.....................................................22
            2.8     Fees.................................................................................23
                    2.8.1    Commitment Fee..............................................................23
                    2.8.2    Letter of Credit Fees.......................................................23
                    2.8.3    Agent's Fees................................................................23
            2.9     Commitment Reduction.................................................................23
                    2.9.1    Voluntary Reduction or Termination of Revolving Loan Commitment.............23
                    2.9.2    Mandatory Reduction of Revolving Loan Commitment............................23
                    2.9.3    All Reductions of Revolving Loan Commitment.................................24
            2.10   Prepayment............................................................................24
                    2.10.1   Voluntary Prepayment........................................................24
                    2.10.2   Mandatory Prepayment........................................................24
                    2.10.3   All Prepayments.............................................................25
            2.11   Repayment.............................................................................25
                    2.11.1   Revolving Loans.............................................................25

                    2.11.2   Term A Loan.................................................................25
                    2.11.3   Term B Loan.................................................................25
            2.12    Payment..............................................................................25
                    2.12.1   Making and Settlement of Payments...........................................26
                    2.12.2   Application of Certain Payments.............................................26
                    2.12.3   Payment Dates...............................................................26
                    2.12.4   Set-off.....................................................................26
                    2.12.5   Proration of Payments.......................................................26

Section 3   Yield Protection.............................................................................27
            3.1     Taxes................................................................................27
            3.2     Increased Cost.......................................................................27
            3.3     Inadequate or Unfair Basis...........................................................28
            3.4     Change in Law........................................................................28
            3.5     Funding Losses.......................................................................29
            3.6     Manner of Funding; Alternate Funding Offices.........................................29
            3.7     Mitigation of Circumstances; Replacement of Lenders..................................29
            3.8     Conclusiveness of Statements; Survival...............................................30

Section 4   Conditions Precedent.........................................................................30
            4.1     Initial Credit Extension.............................................................30
                    4.1.1    Capitalization..............................................................30
                    4.1.2    Initial Loans; Availability.................................................30
                    4.1.3    Prior Debt..................................................................30
                    4.1.4    Related Transactions........................................................30
                    4.1.5    Fees........................................................................30
                    4.1.6    Delivery of Loan Documents..................................................30
            4.2     All Credit Extensions................................................................32

Section 5   Representations and Warranties...............................................................33
            5.1    Organization..........................................................................33
            5.2    Authorization; No Conflict............................................................33
            5.3    Validity; Binding Nature..............................................................33
            5.4    Financial Condition...................................................................33
            5.5    No Material Adverse Change............................................................34
            5.6    Litigation............................................................................34
            5.7    Ownership of Properties; Liens........................................................34
            5.8    Capitalization........................................................................34
            5.9    Pension Plans.........................................................................34
            5.10   Investment Company Act................................................................35
            5.11   Public Utility Holding Company Act....................................................35
            5.12   Margin Stock..........................................................................35
            5.13   Taxes.................................................................................35
            5.14   Solvency..............................................................................35
            5.15   Environmental Matters.................................................................35

            5.16   Insurance.............................................................................36
            5.17   Information...........................................................................36
            5.18   Intellectual Property.................................................................36
            5.19   Restrictive Provisions................................................................36
            5.20   Labor Matters.........................................................................36
            5.21   No Default............................................................................37
            5.22   Related Agreements....................................................................37
            5.23   Anti-Terrorism Laws...................................................................37

Section 6   Affirmative Covenants........................................................................38
            6.1     Information..........................................................................38
                    6.1.1    Annual Report...............................................................38
                    6.1.2    Interim Reports.............................................................39
                    6.1.3    Compliance Certificate......................................................39
                    6.1.4    Reports to SEC and Shareholders.............................................39
                    6.1.5    Notice of Default; Litigation; ERISA Matters................................39
                    6.1.6    Availability Certificate....................................................40
                    6.1.7    Management Report...........................................................40
                    6.1.8    Projections.................................................................40
                    6.1.9    Subordinated Debt Notices...................................................41
                    6.1.10   Other Information...........................................................41
            6.2     Books; Records; Inspections..........................................................41
            6.3     Maintenance of Property; Insurance...................................................41
            6.4     Compliance with Laws; Payment of Taxes and Liabilities...............................42
            6.5     Maintenance of Existence.............................................................42
            6.6     Employee Benefit Plans...............................................................42
            6.7     Environmental Matters................................................................42
            6.8     Further Assurances...................................................................42
            6.9     Intentionally Omitted................................................................43
            6.10    Tax Shelter Registration.............................................................43
            6.11    The Dwyer Group Canada Inc...........................................................43

Section 7   Negative Covenants...........................................................................43
            7.1     Debt.................................................................................43
            7.2     Liens................................................................................44
            7.3     Intentionally Omitted................................................................45
            7.4     Restricted Payments..................................................................45
            7.5     Mergers; Consolidations; Asset Sales.................................................45
            7.6     Modification of Organizational Documents.............................................46
            7.7     Use of Proceeds......................................................................46
            7.8     Transactions with Affiliates.........................................................46
            7.9     Inconsistent Agreements..............................................................46
            7.10    Business Activities..................................................................46
            7.11    Investments..........................................................................46
            7.12    Restriction of Amendments to Certain Documents.......................................47

            7.13    Fiscal Year..........................................................................47
            7.14    Financial Covenants..................................................................47
                    7.14.1   Fixed Charge Coverage Ratio.................................................47
                    7.14.2   Intentionally Omitted.......................................................48
                    7.14.3   Senior Debt to EBITDA Ratio.................................................48
                    7.14.4   Total Debt to EBITDA Ratio..................................................48
                    7.14.5   EBITDA......................................................................49
                    7.14.6   Capital Expenditures........................................................49
            7.15    Sale-Leasebacks......................................................................49

Section 8   Events of Default; Remedies..................................................................50
            8.1     Events of Default....................................................................50
                    8.1.1    Non-Payment of Credit.......................................................50
                    8.1.2    Default Under Other Debt....................................................50
                    8.1.3    Bankruptcy; Insolvency......................................................50
                    8.1.4    Non-Compliance with Loan Documents..........................................50
                    8.1.5    Representations; Warranties.................................................50
                    8.1.6    Pension Plans...............................................................51
                    8.1.7    Judgments...................................................................51
                    8.1.8    Invalidity of Collateral Documents..........................................51
                    8.1.9    Invalidity of Subordination Provisions......................................51
                    8.1.10   Change of Control...........................................................51
            8.2     Remedies.............................................................................51

Section 9   Agent........................................................................................52
            9.1     Appointment; Authorization...........................................................52
            9.2     Delegation of Duties.................................................................52
            9.3     Limited Liability....................................................................52
            9.4     Reliance.............................................................................52
            9.5     Notice of Default....................................................................53
            9.6     Credit Decision......................................................................53
            9.7     Indemnification......................................................................53
            9.8     Agent Individually...................................................................54
            9.9     Successor Agent......................................................................54
            9.10    Collateral Matters...................................................................54

Section 10  Miscellaneous................................................................................55
            10.1    Waiver; Amendments...................................................................55
            10.2    Notices..............................................................................55
            10.3    Computations.........................................................................55
            10.4    Costs; Expenses......................................................................56
            10.5    Indemnification by Borrower..........................................................56
            10.6    Marshaling; Payments Set Aside.......................................................56
            10.7    Nonliability of Lenders..............................................................57
            10.8    Assignments; Participations..........................................................57

                    10.8.1   Assignments.................................................................57
                    10.8.2   Participations..............................................................58
            10.9    Confidentiality......................................................................59
            10.10   Captions.............................................................................59
            10.11   Nature of Remedies...................................................................59
            10.12   Counterparts.........................................................................59
            10.13   Severability.........................................................................59
            10.14   Entire Agreement.....................................................................60
            10.15   Successors; Assigns..................................................................60
            10.16   Governing Law........................................................................60
            10.17   Forum Selection; Consent to Jurisdiction.............................................60
            10.18   Waiver of Jury Trial.................................................................60

                                     Annexes

Annex I             Commitments and Pro Rata Shares
Annex II            Addresses



                                    Exhibits

Exhibit A           Form of Assignment Agreement
Exhibit B           Form of Compliance Certificate
Exhibit C           Form of Availability Certificate
Exhibit D           Form of Note
Exhibit E           Form of Notice of Borrowing
Exhibit F           Form of Notice of Conversion/Continuation
Exhibit G           Form of Equity Call Agreement
Exhibit H           Form of Borrower Assignment and Assumption Agreement


                                    Schedules

Schedule 4.1.3      Prior Debt
Schedule 4.1.6(v)   Historical EBITDA
Schedule 5.6        Litigation
Schedule 5.8        Capitalization
Schedule 5.16       Insurance
Schedule 5.21       Labor Matters
Schedule 7.1        Existing Debt
Schedule 7.2        Existing Liens
Schedule 7.11       Existing Investments

                                CREDIT AGREEMENT

         Credit Agreement dated as of October 30, 2003 (this "Agreement") among TDG Merger Co., a Delaware corporation ("Mergeco") (to be merged on the Closing Date into The Dwyer Group, Inc., a Delaware corporation ("Dwyer")), the financial institutions party hereto from time to time (together with their respective successors and assigns, "Lenders") and Madison Capital Funding LLC (in its individual capacity, "Madison"), as Agent for all Lenders.

         In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

         Section 1 Definitions; Interpretation.


         1.1 Definitions. When used herein the following terms shall have the following meanings:

         Account has the meaning set forth in the Guarantee and Collateral Agreement and in each case shall include a Note Receivable.

         Account Debtor means any Person who is obligated to Borrower or any Subsidiary with respect to any Account.

         Acquisition means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is already a Subsidiary).

         Adjusted Working Capital means the remainder of (a) the consolidated current assets of Borrower (including Note Receivables) and the Subsidiaries minus the amount of cash and cash equivalents included in such consolidated current assets, minus (b) the consolidated current liabilities of Borrower and the Subsidiaries minus the amount of short-term Debt (including current maturities of long-term Debt) of Borrower and the Subsidiaries included in such consolidated current liabilities.

         Advisory Agreement means the Advisory Agreement, by and between Riverside Partners, L.L.C. and Dwyer in form and substance reasonably satisfactory to Agent, which Advisory Agreement will provide for increases in the Advisory Fee consistent with the past business practices of Riverside Partners, L.L.C.

         Affiliate of any Person means (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) any officer or director of such Person and (c) with respect to any Lender, any entity administered or managed by such Lender or an Affiliate or investment advisor thereof which is engaged in making, purchasing, holding or otherwise investing in commercial loans. A Person shall be deemed to be "controlled by" any other Person if such Person possesses, directly or indirectly, power to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Unless expressly stated otherwise herein, neither Agent nor any Lender shall be deemed an Affiliate of Borrower or of any Subsidiary.

         Agent means Madison in its capacity as agent for all Lenders hereunder and any successor thereto in such capacity.

         Agreement has the meaning set forth in the Preamble.

         Anti-Terrorism Laws has the meaning set forth in Section 5.23(a).

         Applicable Margin means 2.75% for Revolving Loans and Term A Loans which are Base Rate Loans, 3.25% for Term B Loans which are Base Rate Loans, 4.25% for Revolving Loans and Term A Loans which are LIBOR Loans and 4.75% for Term B Loans which are LIBOR Loans.

         Assignee has the meaning set forth in Section 10.8.1.

         Assignment Agreement means an agreement substantially in the form of Exhibit A.

         Availability Certificate means a certificate substantially in the form of Exhibit C.

         Base Rate means, for any day, the greater of (a) the rate of interest which is identified as the "Prime Rate" and normally published in the Money Rates section of The Wall Street Journal (or, if such rate ceases to be so published, as quoted from such other generally available and recognizable source as Agent may select) and (b) the sum of the Federal Funds Rate plus 0.5%. Any change in the Base Rate due to a change in such Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in such Prime Rate or the Federal Funds Rate.

         Base Rate Loan means any Loan which bears interest at or by reference to the Base Rate.

         Borrower means, initially, Mergeco, and on the Closing Date after giving effect to the Merger, Dwyer.

         Borrower Assignment and Assumption Agreement means an agreement substantially in the form of Exhibit H.

         Borrowing Availability means, at the time of determination, an amount equal to the lesser of (a) the Revolving Loan Commitment less the Personal Holding Company Tax Reserve and (b) the sum of (i) 85% of the unpaid amount of all Eligible Accounts (other than Eligible Accounts which are Note Receivables) plus (ii) 50% of the unpaid amount of all Eligible Accounts which are Note Receivables minus (iii) the Personal Holding Company Tax Reserve, and in the case of clauses (i) and (ii) less such reserves and allowances as the Required Lenders deem necessary in their Permitted Discretion, which reserves and allowances will take effect 5 Business Days after Borrower receives notice of such reserves and allowances from Agent in writing.

         Business Day means any day on which commercial banks are open for commercial banking business in Chicago, Illinois and New York, New York, and, in the case of a Business Day which relates to a LIBOR Loan, on which dealings are carried on in the London interbank eurodollar market.

         Calculation Date has the meaning set forth in Exhibit C.

         Capital Expenditures means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of Borrower, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored, (b) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced or (c) with proceeds of Dispositions that are reinvested in accordance with clause (a)(v) of the definition of Net Cash Proceeds.

         Capital Lease means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

         Cash Equivalent Investment means, at any time, (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government, any agency thereof or any political subdivision of any state or any public instrumentality thereof, (b) commercial paper, or corporate demand notes, in each case (unless issued by a Lender or its holding company) rated at least A-l by Standard & Poor's Ratings Group or P-l by Moody's Investors Service, Inc., (c) any certificate of deposit (or time deposit represented by a certificate of deposit) or banker's acceptance maturing not more than one year after such time, or any overnight Federal Funds transaction that is issued or sold by any Lender (or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $150,000,000), (d) any repurchase agreement entered into with any Lender (or commercial banking institution of the nature referred to in clause (c) above) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) above and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder,
(e) shares of any money market mutual fund that (i) has at least 95% of its assets invested continuously in types of investments referred to in clause (a) above, (ii) has net assets of not less than $500,000,000 and (iii) has a rating of at least A-1 by Standard & Poor's Ratings Group or P-1 by Moody's Investors Service, Inc., (f) money market accounts or mutual funds which invest exclusively in assets satisfying the foregoing requirements, and (g) other short term liquid investments approved in writing by Agent.

         Change of Control means the occurrence of any of the following: (a) Sponsor and its Affiliates collectively cease to, directly or indirectly, own and control at least (i) 51% of the outstanding equity interests of Holdings or
(ii) possess the right to elect (through contract, ownership of voting securities or otherwise) a majority of the board of directors (or similar governing body) of Holdings and to direct the management policies and decisions of Holdings, (b) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 as in effect on the Closing
Date) other than Sponsor or any of its Affiliates acquires a greater beneficial ownership in Holdings' voting equity interests than that held collectively by Sponsor and its Affiliates, (c) a majority of Holdings' board of directors (or similar governing body) ceases to consist of the directors (or similar parties) of Holdings on the Closing Date (after giving effect to the Related Transactions) and other directors (or similar parties) whose nomination for election to Holdings' board of directors (or similar governing body) is recommended by at least a majority of the foregoing described directors (or similar parties), (d) Holdings ceases to directly own and control 100% of each class of the outstanding equity interests of Borrower or (e) Borrower ceases to, directly or indirectly, own and control 100% of each class of the outstanding equity interests of each Subsidiary.

         Chief Financial Officer shall mean the most senior currently available (as determined in the Borrower's reasonable discretion) financial officer or employee.

         Closing Date means the date on which all conditions precedent set forth in Section 4.1 have been satisfied or waived in writing by Agent and Lenders.

         Closing Fee means the fee payable by the Borrower to the Sponsor on the Closing Date in an amount not to exceed $1,300,000.

         Code means the Internal Revenue Code of 1986, as amended.

         Collateral has the meaning set forth in the Guarantee and Collateral Agreement.

         Collateral Access Agreement means an agreement in form and substance reasonably satisfactory to Agent pursuant to which a mortgagee or lessor of real property on which Collateral is stored or otherwise located, or a warehouseman, processor or other bailee of Inventory or other property owned by Borrower or any Subsidiary, acknowledges the Liens of Agent and waives any Liens held by such Person on such property, and, in the case of any such agreement with a mortgagee or lessor, permits Agent reasonable access to and use of such real property during the continuance of an Event of Default to assemble, complete and sell any Collateral stored or otherwise located thereon.

         Collateral Documents means, collectively, the Guarantee and Collateral Agreement, each Mortgage, each Collateral Access Agreement, each Intellectual Property Agreement and each other agreement or instrument pursuant to or in connection with which Borrower, any Subsidiary or any other Person grants Collateral to Agent for the benefit of Lenders, each as amended, restated or otherwise modified.

         Commitment means, as to any Lender, such Lender's Pro Rata Share of the Revolving Loan Commitment, the Term A Loan Commitment and the Term B Loan Commitment.

         Commitment Fee means the fee payable by Borrower to Lenders pursuant to
Section 2.8.1.

         Compliance Certificate means a certificate substantially in the form of Exhibit B.

         Computation Date has the meaning set forth in Exhibit B.

         Computation Period means each period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter.

         Consolidated Net Income means, with respect to Borrower and the Subsidiaries for any period, the net income (or loss) of Borrower and the Subsidiaries for such period, excluding any gains (or losses) from Dispositions, any extraordinary gains (or losses) and any gains (or losses) from discontinued operations.

         Contingent Obligation means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person; provided however, that

"Contingent Obligation" does not include any liability required to be included on the financial statements of the Borrower or its Subsidiaries with respect to any personal holding company tax liability. The amount of any Person's obligation in respect of any Contingent Obligation shall (subject to any limitation set forth therein) be deemed to be the principal amount of the debt, obligation or other liability supported thereby.

         Controlled Group means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414 of the Code or
Section 4001 of ERISA.

         Copyright Security Agreement means the Copyright Security Agreement dated as of the Closing Date by each Loan Party signatory thereto in favor of Agent and Lenders, as amended, restated or otherwise modified.

         Debt of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person (measured as the fair market value of such property), (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account of such Person (including the Letters of Credit), (f) all Hedging Obligations of such Person, (g) all Contingent Obligations of such Person, (h) all Debt of any partnership of which such Person is a general partner and (i) all obligations of such Person under any synthetic lease transaction, where such obligations are considered borrowed money indebtedness for tax purposes but the transaction is classified as an operating lease in accordance with GAAP.

         Default means any event that, if it continues uncured, will, with the lapse of time or the giving of notice or both, constitute an Event of Default.

         Disposition means, as to any asset or right of Borrower or any Subsidiary, (a) any sale, lease, assignment or other transfer for value thereof (other than to Borrower or any Subsidiary), (b) any loss, destruction or damage thereof or (c) any actual condemnation, confiscation, requisition, seizure or taking thereof, in each case excluding (i) assets subject to a Disposition which are replaced within 200 days with assets performing the same or a similar function or otherwise useful in the business of the Borrower or any Loan Party,
(ii) Dispositions in any Fiscal Year, the Net Cash Proceeds of which do not in the aggregate exceed $250,000, (iii) the sale or other transfer of Inventory in the ordinary course of business and (iv) the sale or other transfer of obsolete and immaterial assets or immaterial assets not used or useful in the business of the Borrower or any Subsidiary.

         Dollar and $ mean lawful money of the United States of America.

         Domestic Subsidiary means any Subsidiary other than a Foreign
Subsidiary.

         Dwyer has the meaning set forth in the Preamble.

         EBITDA means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining such Consolidated Net Income, all fees and expenses paid to directors as permitted by Section 7.4, all cash and non-cash Interest Expense, income tax expense, depreciation and amortization, Management Fees permitted by Section 7.4, Transaction Expenses, actual non-cash costs and expenses in an amount not to exceed $500,000 in the aggregate relating to the write-down or write-off of any Account to the extent such write-down or write-off occurs on or before December 31, 2003, non-recurring costs that are approved by the Required Lenders in their Permitted Discretion relating to acquisitions of capital assets that are not otherwise capitalized, non-cash charges as a result of any grants to any members of management of any common stock or options to acquire common stock and any non-recurring cash or non-cash charges reasonably acceptable to Required Lenders, in each case occurring in such period; provided, however, EBITDA for purposes of this Agreement for the fiscal quarter ending December 31, 2002 shall be deemed to be $1,755,613 and for the fiscal quarter ending March 31, 2003 shall be deemed to be $1,397,895 and for the fiscal quarter ending June 30, 2003 shall be deemed to be $1,791,776 and for the fiscal quarter ending September 30, 2003 shall be deemed to be $2,501,107.

         Eligible Account means an Account owing to Borrower or any Subsidiary which meets each of the following requirements:

                  (a) other than with respect to a Note Receivable, it arises from the sale of goods (which goods comply with such Account Debtor's specifications (if any) and have been delivered to such Account Debtor) or the rendering of services by Borrower or the applicable Subsidiary;

                  (b) if it is a Note Receivable, it is evidenced by a promissory note the original of which shall have been assigned and delivered to the Agent and is in the "possession" of the Agent within the meaning of Section 9-313 of the UCC;

                  (c) it (i) is subject to a perfected Lien in favor of Agent and (ii) is not subject to any other assignment, claim or Lien other than a Lien permitted by Section 7.2;

                  (d) it is a valid, legally enforceable and unconditional obligation of the Account Debtor with respect thereto and is not subject to any counterclaim, credit, allowance, discount, rebate or adjustment by the Account Debtor or to any claim by such Account Debtor denying liability thereunder in whole or in part; provided that in the event any counterclaim, credit, allowance, rebate or adjustment is asserted, or discount is granted, the Account shall only be ineligible pursuant to this clause (c) to the extent thereof;

                  (e) there is no bankruptcy, insolvency or liquidation proceeding pending by or against the Account Debtor with respect thereto;

                  (f) the Account Debtor with respect thereto is a resident or citizen of, and is located within, the United States or Canada (excluding Newfoundland, the Northwest Territories and Nunavit), unless the sale of goods or services giving rise to such Account is on letter of credit, banker's acceptance or other credit support terms reasonably satisfactory to Agent;

                  (g) it is not an Account arising from a "sale on approval," "sale or return," "consignment" or "bill and hold" or subject to any other repurchase or return agreement;

                  (h) it is not an Account with respect to which possession and/or control of the goods sold giving rise thereto is held, maintained or retained by Borrower or any Subsidiary (or by any agent or custodian of Borrower or any Subsidiary) for the account of or subject to further and/or future direction from the Account Debtor with respect thereto;

                  (i) it arises in the ordinary course of business of Borrower or the applicable Subsidiary;

                  (j) if the Account Debtor is the United States or any department, agency or instrumentality thereof, Borrower or the applicable Subsidiary has assigned its right to payment of such Account to Agent pursuant to the Assignment of Claims Act of 1940, as amended;

                  (k) if Borrower maintains a credit limit for an Account Debtor, the aggregate dollar amount of Accounts due from such Account Debtor, including such Account, does not exceed such credit limit;

                  (l) if the Account is evidenced by chattel paper or an instrument, the original copy of such chattel paper or instrument shall have been endorsed and/or assigned and delivered to Agent or, in the case of electronic chattel paper, shall be in control of Agent, in each case in a manner reasonably satisfactory to Agent;

                  (m) such Account (other than an Account which is a Note Receivable) is not more than (i) 60 days past the due date thereof or
         (ii) 90 days past the original invoice date thereof, in each case according to the original terms of sale, as applicable;

                  (n) the payment of principal and interest on such Account, in the case of a Note Receivable, is not more than 60 days past due;

                  (o) the Account Debtor with respect thereto is not Borrower or an Affiliate of Borrower;

                  (p) it is not owed by an Account Debtor with respect to which either (i) 15% or more of the aggregate amount of outstanding Accounts owed at such time by such Account Debtor is classified as ineligible under clause (m) above; or (ii) any Account is classified as ineligible under clause (n) above; provided however, that the foregoing limitation shall not apply to any Account Debtor whose Accounts total less than $2,000 in the aggregate;

                   (q) if the Account consists of licensing, franchise or other royalty payments from a Franchisee, the franchise agreement pursuant to which such Account arises (i) shall not contain any restriction on the assignment by the Borrower or any Subsidiary to the Agent of the Borrower's or such Subsidiary's rights under such franchise agreement, unless the Franchisee has otherwise agreed in writing to such assignment; and (ii) shall have been assigned to the Agent pursuant to the Collateral Documents;

                  (r) if the aggregate amount of the Accounts owed by the Account Debtor thereon exceeds 10% of the aggregate amount of all Accounts at such time, then all Accounts owed by such Account Debtor in excess of such amount shall be deemed ineligible.

An Account which is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing requirements, (an "Account Default") shall forthwith cease to be an Eligible Account until such Account Default ceases to exist. Further, with respect to any Account, if Agent or Required Lenders at any time hereafter determine in its or their Permitted Discretion that the prospect of payment or performance by the Account Debtor with respect thereto is materially impaired for any reason whatsoever, such Account shall cease to be an Eligible Account after notice of such determination is given to Borrower.

Notwithstanding the foregoing, the Borrower and its Subsidiaries may: (i) renegotiate Franchise Notes that have ceased to be Eligible Accounts, up to an aggregate amount of $300,000 of such renegotiated Franchise Notes at any one time outstanding (the "Franchise Basket," and such notes, the "Renegotiated Franchise Notes"); provided, that the terms of such Renegotiated Franchise Notes are consistent with the past business practices of the Borrower and its Subsidiaries; provided further, that such Renegotiated Franchise Notes shall provide for equal monthly amortization beginning no more than three months after the date of such renegotiations; provided still further, that such Renegotiated Franchise Notes shall be deemed Eligible Accounts only after the applicable obligor has made two consecutive current payments thereupon and so long as such Renegotiated Franchise Notes at such time otherwise meet the requirements of an Eligible Account and at which time, such Renegotiated Franchise Notes shall no longer be included for purposes of calculating the Franchise Basket and shall otherwise be treated as Eligible Accounts until such time as such Renegotiated Franchise Notes otherwise fail to meet the requirements of an Eligible Account; and (ii) receive Royalty Notes in replacement, in whole or in part, of any accounts receivable that have ceased to be Eligible Accounts, up to an aggregate amount of $50,000 at any one time outstanding (the "Royalty Basket," and such Royalty Notes, the "Ineligible Royalty Notes"); provided that an Ineligible Royalty Note shall become an Eligible Account after the applicable obligor has made two consecutive current payments thereupon and so long as such Royalty Note at such time otherwise meets the requirements of an Eligible Account and at which time, such Royalty Note shall no longer be included for purposes of calculating the Royalty Basket and shall otherwise be treated as an Eligible Account until such time as such Royalty Note otherwise fails to meet the requirements of an Eligible Account; provided, (x) that the Franchise Basket and the Royalty Basket each shall increase or decrease, as applicable, each Fiscal Year by 1% for each percentage point that consolidated revenue increases or decreases, as applicable, over the prior Fiscal Year; provided, further, however, that the Franchise Basket and the Royalty Basket shall in no event decrease below $300,000 and $50,000, respectively; and (y) in no event shall the sum of outstanding principal amount of Renegotiated Franchise Notes and Royalty Notes exceed 20% of the current amount of Eligible Accounts.

         Environmental Claims means all claims, however asserted, by any governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

         Environmental Laws means all present or future federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all enforceable administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to any matter arising out of or relating to health and safety, or pollution or protection of the environment or workplace safety, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, release, control or cleanup of any Hazardous Substance.

         Equity Call Agreement means the equity call agreement executed by Sponsor in the form attached hereto as Exhibit G.

         Equity Call Termination Date has the meaning assigned to such term in the Equity Call Agreement.

         ERISA means the Employee Retirement Income Security Act of 1974, as amended.

         Event of Default means any of the events described in Section 8.1.

         Excess Cash Flow means, for any period, the remainder of (a) the sum of
(i) EBITDA for such period, plus (ii) any net decrease in Adjusted Working Capital during such period, minus (b) the sum, without duplication, of (i) scheduled repayments of principal of Term Loans made during such period, plus
(ii) voluntary prepayments of the Term Loans pursuant to Section 2.10.1 during such period, plus (iii) cash payments (not financed with the proceeds of Debt) made in such period with respect to Capital Expenditures permitted under Section 7.14.6, plus (iv) all federal, state, local and foreign income taxes paid in cash by Borrower and the Subsidiaries, or paid in cash by Holdings on account of the income of Borrower and the Subsidiaries, during such period, plus (v) Interest Expense paid in cash during such period, plus (vi) any net increase in Adjusted Working Capital during such period, plus (vii) Management Fees paid in cash during such period, plus (viii) Transaction Expenses paid in cash during such period.

         Excluded Issuances means any issuances by Holdings, the Borrower or any Subsidiary of equity securities pursuant to Section 7.11 or pursuant to the terms of the Equity Call Agreement or with proceeds from the Reimbursement Agreement.

         Executive Order has the meaning set forth in Section 5.23(a).

         Federal Funds Rate means, for any day, a rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the rate published by the Federal Reserve Bank of New York on the preceding Business Day or, if no such rate is so published, the average rate per annum, as determined by Agent, quoted for overnight Federal Funds transactions last arranged prior to such day by three
(3) Federal Funds brokers of recognized standing.

         Fee Letter means, that certain letter agreement dated of even date herewith by Agent and acknowledged by Borrower, as amended, restated or otherwise modified.

         Fiscal Quarter means a fiscal quarter of a Fiscal Year.

         Fiscal Year means the fiscal year of Borrower and the Subsidiaries, which period shall be the 12-month period ending on December 31 of each year.

         Fixed Charge Coverage Ratio means, for any Computation Period, the ratio of (a) the total for such period of EBITDA minus the sum of all income taxes (other than any one time tax payment by the Borrower for historical tax liabilities arising out of a determination by the Internal Revenue Service that 40 percent or more of the Borrower's adjusted ordinary gross income for prior reporting periods was "personal holding company income" within the meaning of Code section 543) and tax distributions described in Section 7.4 paid by Borrower and the Subsidiaries, all fees and expenses paid to directors as permitted by Section 7.4, Management Fees and all Capital Expenditures (to the extent such Capital Expenditures do not constitute Capital Leases) other than Waco Build-out Capex permitted by Section 7.14.6.(c) paid during such period to
(b) Fixed Charges. Notwithstanding the foregoing, (i) Fixed Charges for the Computation Period ended December 31, 2003 shall be deemed to be the sum of Fixed Charges for the months of November, 2003 and December, 2003 multiplied by 3/2, (ii) Fixed Charges for the Computation Period ended March 31, 2004 shall be deemed to be the sum of Fixed Charges for the months of November, 2003 and December, 2003 multiplied by 3/2 plus Fixed Charges for the Fiscal Quarter ended March 31, 2004, multiplied by two; (iii) Fixed Charges for the Computation Period ended

June 30, 2004 shall be deemed to be the sum of Fixed Charges for the months of November, 2003 and December, 2003 multiplied by 3/2 plus Fixed Charges for the Fiscal Quarter ended March 31, 2004 plus Fixed Charges for the Fiscal Quarter ended June 30, 2004, multiplied by 4/3; and (iv) Fixed Charges for the Computation Period ended September 30, 2004 shall be deemed to be the sum of Fixed Charges for the months of November, 2003 and December, 2003 multiplied by 3/2 plus Fixed Charges for the Fiscal Quarter ended March 31, 2004 plus Fixed Charges for the Fiscal Quarter ended June 30, 2004 plus Fixed Charges for the Fiscal Quarter ended September 30, 2004.

         Fixed Charges means for any period, the sum for such period of (i) Interest Expense to the extent paid in cash plus (ii) scheduled payments of principal of Debt to be paid during such period (including the Term Loans but excluding the Revolving Loans).

         Foreign Subsidiary means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia.

         Franchisee means a Person who has entered into a franchise agreement with the Borrower or any Subsidiary of the Borrower.

         Franchise Note means a note evidencing the obligation of a Franchisee to Borrower or any Subsidiary to pay the purchase price of a franchise acquisition by a Franchisee.

         FRB means the Board of Governors of the Federal Reserve System or any successor thereto.

         GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

         Guarantee and Collateral Agreement means the Guarantee and Collateral Agreement dated as of the Closing Date by each Loan Party signatory thereto in favor of Agent and Lenders, as amended, restated or otherwise modified.

         Hazardous Substances means hazardous waste, hazardous substance, pollutant, contaminant, toxic substance, oil, hazardous material, chemical or other substance regulated by any Environmental Law.

         Hedging Obligation means, with respect to any Person, any liability of such Person under any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices. The amount of any Person's obligation in respect of any Hedging Obligation shall be deemed to be the incremental obligation that would be reflected in the financial statements of such Person in accordance with GAAP.

         Holdings means TDG Holding Company, a Delaware corporation.

         Indemnified Liabilities has the meaning set forth in Section 10.5.

         Intellectual Property Agreements means each of the Trademark Security Agreement, Copyright Security Agreement and Patent Security Agreement.

         Interest Expense means for any period the consolidated interest expense of Borrower and the Subsidiaries.

         Interest Period means, as to any LIBOR Loan, the period commencing on the date such Loan is borrowed or continued as, or converted into, a LIBOR Loan and ending on the date one, two, three or six months thereafter, as selected by Borrower pursuant to Section 2.2.2 or 2.2.3, as the case may be; provided that:
(a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day; (b) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; (c) Borrower may not select any Interest Period for a Revolving Loan which would extend beyond the scheduled Termination Date; and (d) Borrower may not select any Interest Period for a Term Loan if, after giving effect to such selection, the aggregate principal amount of all Term Loans having Interest Periods ending after any date on which an installment of the Term Loans is scheduled to be repaid would exceed the aggregate principal amount of the Term Loans scheduled to be outstanding after giving effect to such repayment.

         Interest Settlement Date has the meaning set forth in Section 2.12.1.

         Inventory has the meaning set forth in the Guarantee and Collateral Agreement.

         Investment means with respect to any Person, any of (a) the purchase of any debt or equity security of any other Person, (b) the making of any loan or advance to any other Person, other than advances to customers in the ordinary course of business, (c) becoming obligated with respect to a Contingent Obligation in respect of obligations of any other Person (other than travel and similar advances to employees in the ordinary course of business) or (d) the making of an Acquisition.

         Issuing Lender means a Lender which is an issuer of Letters of Credit hereunder and its successors and assigns, all in such capacity.

         Legal Costs means, with respect to any Person, (a) all reasonable fees and charges of any counsel, accountants, auditors, appraisers, consultants and other professionals to such Person, (b) the reasonable invoiced allocable cost of internal legal services of such Person and all reasonable invoiced disbursements of such internal counsel, to the extent not duplicative of the fees and charges in clause (a) and (c) all court costs and similar legal expenses.

         Lenders has the meaning set forth in the Preamble.

         Lender Party has the meaning set forth in Section 10.5.

         Letter of Credit has the meaning set forth in Section 2.3.1.

         Letter of Credit Fee means the fee payable by Borrower to Lenders pursuant to Section 2.8.2.

         LIBOR Loan means any Loan which bears interest at a rate determined by reference to the LIBOR Rate.

         LIBOR Rate means, with respect to any LIBOR Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to (a) the rate of interest which appears on Telerate Page 3750 as of 11:00 a.m. London time (or, if not so appearing, as published in the money rates section of the The Wall Street Journal or, if not so published, as quoted from such other generally available and recognizable source as Agent may select) as the offered rate for deposits in Dollars two Business Days prior to the first day of such Interest Period (for a period comparable to such Interest Period and for an amount comparable to the amount of such LIBOR Loan), divided by (b) the sum of one minus the daily average during such Interest Period of the aggregate maximum reserve requirement (expressed as a decimal) then imposed under Regulation D of the FRB for "Eurocurrency Liabilities" (as defined therein).

         Lien means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

         Loan Documents means this Agreement, the Subordination Agreement, the Notes, the Letters of Credit, the Equity Call Agreement, the Collateral Documents, the Fee Letter and all documents, instruments and agreements delivered in connection with the foregoing.

         Loan Party means Holdings, Borrower and each Domestic Subsidiary.

         Loans means Revolving Loans and Term Loans.

         Madison has the meaning set forth in the Preamble.

         Management Fees means management fees paid to Riverside pursuant to the Advisory Agreement.

         Margin Stock means any "margin stock" as defined in Regulation T, U or X of the FRB.

         Material Adverse Effect means (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets, business, properties or prospects of Borrower and the Subsidiaries taken as a whole, (b) a material impairment of the ability of Borrower or any Subsidiary to perform any of its Obligations under any Loan Document or (c) a material adverse effect upon any substantial portion of the Collateral under the Collateral Documents or upon the legality, validity, binding effect or enforceability against Borrower or any Subsidiary of any Loan Document.

         Mergeco has the meaning set forth in the Preamble.

         Merger means the merger of Mergeco with and into Dwyer on the Closing Date in accordance with General Corporation Law of the State of Delaware and pursuant to the Merger Documents.

         Merger Agreement means that certain Agreement and Plan of Merger dated as of May 11, 2003 among Mergeco, Dwyer and Holdings as in effect on the date hereof and as modified in accordance with the terms of the Agreement.

         Merger Documents means the Merger Agreement and all documents, instruments and agreements delivered in connection with the Merger Agreement.

         Mortgage means a mortgage, deed of trust, leasehold mortgage or similar instrument granting Agent a Lien on real property of Borrower or any Subsidiary, each as amended, restated or otherwise modified.

         Multiemployer Pension Plan means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, to which Borrower or any member of the Controlled Group may have any liability.

         Net Cash Proceeds means:

                  (a) with respect to any Disposition, the aggregate cash proceeds (including cash proceeds received pursuant to policies of insurance and by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by Borrower or any Subsidiary pursuant to such Disposition net of (i) the direct costs relating to such Disposition (including sales commissions and legal, accounting and investment banking fees, commissions and expenses), (ii) any portion of such proceeds deposited in an escrow account pursuant to the documentation relating to such Disposition (provided that such amounts shall be treated as Net Cash Proceeds upon their release from such escrow account to Borrower or the applicable Subsidiary), (iii) taxes paid or reasonably estimated by Borrower to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iv) amounts required to be applied to the repayment of any Debt secured by a Lien on the asset subject to such Disposition (other than the Loans) and (v) with respect to any Disposition described in clause (b) or (c) of the definition thereof, all money actually applied to repair, replace or reconstruct damaged property or property affected by loss, destruction, damage, condemnation, confiscation, requisition, seizure or taking, all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, and any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments; and

                  (b) with respect to any issuance of equity securities, the aggregate cash proceeds received by Borrower or any Subsidiary pursuant to such issuance, net of the direct costs relating to such issuance (including sales and customary underwriter's commissions, legal, accounting and investment banking fees).

         Note means a promissory note substantially in the form of Exhibit D.

         Note Receivable means any interest or principal payments due and owing to the Borrower or any Subsidiary from a Franchisee of Borrower or such Subsidiary in respect of Debt owed by such Franchisee to the Borrower or such Subsidiary.

         Notice of Borrowing has the meaning set forth in Section 2.2.2. Notice of Conversion/Continuation has the meaning set forth in Section 2.2.3.

         Obligations means all obligations (monetary (including post-petition interest, allowed or not) or otherwise) of any Loan Party under this Agreement, any other Loan Document, any Collateral Document or any other document or instrument executed in connection herewith or therewith and, in the case of the Borrower, all Hedging Obligations permitted hereunder which are owed to any Lender or its Affiliate, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

         Participant has the meaning set forth in Section 10.8.2.

         Patent Security Agreement means the Patent Security Agreement dated as of the Closing Date by each Loan Party signatory thereto in favor of Agent and Lenders, as amended, restated or otherwise modified.

         PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         Pension Plan means a "pension plan", as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Pension Plan), and to which Borrower or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

         Permitted Discretion means as to any Person the reasonable good faith credit judgment of such Person.

         Person means any natural person, corporation, partnership, trust, limited liability company, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

         Personal Holding Company has the meaning assigned thereto in the Equity Call Agreement.

         Personal Holding Company Tax Reserve means (i) until such date as the Equity Call Agreement is terminated pursuant to clause (ii) of the definition of Equity Call Termination Date, an amount equal to $1,000,000 or such lesser amount as may be agreed to by the Agent, and (ii) thereafter, $1,000,000 plus the Remaining Infusion Amount as of such Equity Call Termination Date or such lesser amount as may be agreed to by the Agent.

         Primary Syndication means the date upon which Agent receives written commitments from other Lenders with respect to at least $7,000,000 of the Loans.

         Projections means the consolidated financial projections contained in the Riverside model dated April 21, 2003.

         Prior Debt means the Debt listed on Schedule 4.1.3.

         Pro Rata Revolving Share means, with respect to any Lender, the applicable percentage (as adjusted from time to time in accordance with the terms hereof) specified opposite such Lender's name on Annex I which corresponds to the Revolving Loan Commitment, which percentage shall be with respect to Revolving Outstandings if the Revolving Loan Commitment has terminated.

         Pro Rata Share means, with respect to any Lender, the applicable percentage (as adjusted from time to time in accordance with the terms hereof) specified opposite such Lender's name on Annex I which corresponds to the Revolving Loan Commitment, the Term A Loan Commitment or the Term B Loan Commitment, which applicable percentage shall be with respect to Revolving Outstandings if the Revolving Loan Commitment has terminated, the Term A Loan if the Term A Loan Commitment has terminated, and the Term B Loan if the Term B Loan Commitment has terminated.

         Reimbursement Agreement means that certain Reimbursement Agreement dated as of May 11, 2003 between Dwyer Investments, Ltd. and Holdings as in effect on the date hereof and as modified in accordance with the terms of this Agreement.

         Related Agreements means the Merger Documents, Subordinated Notes Documents and the Advisory Agreement.

         Related Transactions means the transactions contemplated by the Related Agreements.

         Remaining Infusion Amount has the meaning assigned to such term in the Equity Call Agreement.

         Replacement Lender has the meaning set forth in Section 3.7(b).

         Required Lenders means Lenders having Pro Rata Shares the aggregate Dollar equivalent amount of which equals or exceeds 66 2/3% of the outstanding Loans and Commitments, collectively; provided, however, to the extent that there are only two Lenders outstanding at any time, the term Required Lenders shall mean all Lenders.

         Revolving Loan Commitment means $6,000,000, as reduced from time to time pursuant to Section 2.9.

         Revolving Loans has the meaning set forth in Section 2.1.1.

         Revolving Outstandings means, at any time, the sum of (a) the aggregate principal amount of all outstanding Revolving Loans, plus (b) the Stated Amount of all Letters of Credit.

         Riverside means Riverside Partners, L.L.C. or its Affiliates.

         Royalty Note means a Franchisee obligation to Borrower or any of its Subsidiaries that consolidates accounts receivable balances with respect to royalty payments.

         SEC has the meaning set forth in Section 6.1.4.

         Senior Debt means all Debt of Borrower and the Subsidiaries other than Subordinated Debt.

         Senior Debt to EBITDA Ratio means, as of the last day of any Fiscal Quarter, the ratio of (i) Senior Debt as of such day to (ii) EBITDA for the Computation Period ending on such day.

         Settlement Date has the meaning set forth in Section 2.12.1.

         Sponsor means 2003 Riverside Capital Appreciation Fund, L.P., a Delaware limited partnership and 2003 Riverside Capital Appreciation Fund (QC), L.P., a Delaware limited partnership and their Affiliates.

         Stated Amount means, with respect to any Letter of Credit at any date of determination, (a) the maximum aggregate amount available for drawing thereunder under any and all circumstances, plus (b) the aggregate amount of all unreimbursed payments and disbursements under such Letter of Credit.

         Subordinated Debt means (a) the Subordinated Notes and (b) any other unsecured Debt of Borrower which has subordination terms, covenants, pricing and other terms which have been approved in writing by Required Lenders.

         Subordinated Notes means the subordinated promissory notes issued pursuant to the Securities Purchase Agreement dated as of the date hereof among Holdings, Borrower and the other Purchasers (as defined therein).

         Subordinated Notes Documents means the Subordinated Notes and all documents, instruments and agreements delivered in connection with the Subordinated Notes, in each case on terms and conditions satisfactory to Agent and Lenders.

         Subordination Agreement means that certain Subordination and Intercreditor Agreement dated as of the Closing Date among Borrower, Agent and the Purchasers (as defined in the Subordinated Notes Documents).

         Subsidiary means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person owns, directly or indirectly, such number of outstanding shares or other equity interests as to have more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of Borrower.

         Taxes has the meaning set forth in Section 3.1.

         Term A Loan Commitment means $10,000,000.

         Term A Loan Maturity Date means October 30, 2008 or such earlier date on which the Commitments terminate pursuant to Section 8.

         Term A Loans has the meaning set forth in Section 2.1.2.

         Term B Loan Commitment means $8,500,000.

         Term B Loan Maturity Date means October 30, 2009 or such earlier date on which the Commitments terminate pursuant to Section 8.

         Term B Loans has the meaning set forth in Section 2.1.2.

         Term Loans means the Term A Loans and the Term B Loans, collectively.

         Termination Date means October 30, 2008 or such earlier date on which the Commitments terminate pursuant to Section 2.9 or Section 8.

         Total Debt means all Debt of Borrower and the Subsidiaries, determined on a consolidated basis, excluding any Debt of any Loan Party to any other Loan Party.

         Total Debt to EBITDA Ratio means, as of the last day of any Fiscal Quarter, the ratio of (a) Total Debt as of such day to (b) EBITDA for the Computation Period ending on such day.

         Trademark Security Agreement means the Trademark Security Agreement dated as of the Closing Date by each Loan Party signatory thereto in favor of Agent and Lenders, as amended, restated or otherwise modified.

         Transaction Expenses means those non-recurring cash fees and expenses paid by the Borrower before or within 90 days of the Closing Date in connection with the Related Transactions (to the extent not capitalized).

         UCC has the meaning set forth in the Guarantee and Collateral
Agreement.

         Waco Build-out Capex means Capital Expenditures incurred by the Borrower solely in connection with the build-out of the Borrower's owned real property in Waco, Texas.

         Wholly-Owned Subsidiary means, as to any Person, another Person all of the equity interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person and/or another Wholly-Owned Subsidiary of such Person.

         1.2 Interpretation. In the case of this Agreement and each other Loan Document, (a) the meanings of defined terms are equally applicable to the singular and plural forms of the defined terms; (b) Annex, Exhibit, Schedule and Section references are to such Loan Document unless otherwise specified; (c) the term "including" is not limiting and means "including but not limited to"; (d) in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including";
(e) unless otherwise expressly provided in such Loan Document, (i) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation; (f) this Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, all of which are cumulative and each shall be performed in accordance with its terms; and (g) this Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to Agent, Borrower, Lenders and the other parties thereto and are the products of all parties; accordingly, they shall not be construed against Agent or Lenders merely because of Agent's or Lenders' involvement in their preparation.

         Section 2 Credit Facilities.

         2.1 Commitments. On and subject to the terms and conditions of this Agreement, each Lender, severally and for itself alone, agrees as follows:

         2.1.1 Revolving Loan Commitments. Each Lender will make loans on a revolving basis ("Revolving Loans") from time to time until the Termination Date in such Lender's applicable Pro Rata Share of such aggregate amounts as Borrower may request from time to time; provided that, after giving effect to such Revolving Loans, the Revolving Outstandings will not at any time exceed Borrowing Availability.

         2.1.2 Term Loan Commitments. Each Lender agrees to make (a) a loan to Borrower (each such loan, a "Term A Loan") on the Closing Date in such Lender's applicable Pro Rata Share of the Term

A Loan Commitment and (b) a loan to Borrower (each such loan, a "Term B Loan") on the Closing Date in such Lender's applicable Pro Rata Share of the Term B Loan Commitment. The Commitments of Lenders to make Term Loans shall expire concurrently with the making of the Term Loans on the Closing Date.

         2.2 Loan Procedures.


         2.2.1 Loan Types. Each Loan shall be either a Base Rate Loan or a LIBOR Loan, as Borrower shall specify in the related Notice of Borrowing or Notice of Conversion/Continuation pursuant to Section 2.2.2 or 2.2.3. Base Rate Loans and LIBOR Loans may be outstanding at the same time, provided that not more than six different Interest Periods shall exist among outstanding LIBOR Loans at any one time. All borrowings, conversions and repayments of Revolving Loans shall be effected so that each Lender will have a ratable share (according to its Pro Rata Revolving Share) of all Loans and all Interest Periods of LIBOR Loans. Notwithstanding the foregoing or any other provision of this Agreement, Borrower may not select any Interest Period for a LIBOR Loan which is longer than one month prior to the earlier of (a) 60 days after the Closing Date and (b) the date that Agent notifies Borrower that it has completed its Primary Syndication of the Loans and the Commitments.

         2.2.2 Borrowing. Borrower shall give written notice or telephonic notice (followed immediately by written confirmation thereof) to Agent of each proposed borrowing not later than (a) in the case of a Base Rate borrowing, 11:00 a.m. Chicago time on the proposed date of such borrowing, and (b) in the case of a LIBOR Rate borrowing, 11:00 a.m. Chicago time at least three Business Days prior to the proposed date of such borrowing. Each such notice shall be effective upon receipt by Agent, shall be irrevocable, shall specify the date, amount and type of borrowing and, in the case of a LIBOR Rate borrowing, the initial Interest Period therefor, and shall be substantially in the form of Exhibit E hereto (each such notice or written confirmation of telephonic notice, a "Notice of Borrowing"). Promptly upon receipt of such notice, Agent shall advise each Revolving Lender thereof. Not later than 1:00 p.m. Chicago time on the date of a proposed borrowing, each Lender shall provide Agent at the office specified by Agent with immediately available funds covering such Lender's applicable Pro Rata Share of such borrowing and, so long as Agent has not received written notice that the conditions precedent set forth in Section 4 with respect to such borrowing have not been satisfied, Agent shall pay over the funds received by Agent to Borrower on the requested borrowing date. Each borrowing shall be on a Business Day. Each Base Rate borrowing shall be in an aggregate amount of at least $100,000 and an integral multiple of $50,000, and each LIBOR borrowing shall be in an aggregate amount of at least $100,000 and an integral multiple of at least $50,000.

         2.2.3 Conversion; Continuation. (a) Subject to Section 2.2.1, Borrower may, upon irrevocable written notice to Agent in accordance with clause (b) below, elect (i) as of any Business Day, to convert any Loans (or any part thereof in an aggregate amount of not less than $100,000 or a higher integral multiple of $50,000) into Loans of the other type or (ii) as of the last day of the applicable Interest Period, to continue any LIBOR Loans having Interest Periods expiring on such day (or any part thereof in an aggregate amount not less than $100,000 or a higher integral multiple of $50,000) for a new Interest Period; provided that any conversion of a LIBOR Loan on a day other than the last day of an Interest Period therefor shall be subject to Section 3.5.

               (b) Borrower shall give written or telephonic notice (followed promptly by written confirmation thereof) to Agent of each proposed conversion or continuation not later than (i) in the case of conversion into Base Rate Loans, 11:00 a.m. Chicago time on the proposed date of such conversion and (ii) in the case of conversion into or continuation of LIBOR Loans, 11:00 a.m. Chicago time at least three Business Days prior to the proposed date of such conversion or continuation, substantially in the form of Exhibit F hereto (each such notice or written confirmation of telephonic notice, a "Notice of Conversion/Continuation") and specifying in each case: (w) the proposed date of conversion or continuation; (x) the aggregate amount of Loans to be converted or continued; (y) the type of Loans resulting from the proposed conversion or continuation; and (z) in the case of conversion into, or continuation of, LIBOR Loans, the duration of the requested Interest Period therefor.

               (c) If upon the expiration of any Interest Period applicable to LIBOR Loans, Borrower has failed to select timely a new Interest Period to be applicable to such LIBOR Loans, Borrower shall be deemed to have elected to convert such LIBOR Loan into Base Rate Loans effective on the last day of such Interest Period.

               (d) Agent will promptly notify each applicable Lender of its receipt of a notice of conversion or continuation pursuant to this Section 2.2.3 or, if no timely notice is provided by Borrower, of the details of any automatic conversion.

         2.3 Letters of Credit.

         2.3.1 Commitment. At the request of Borrower, Issuing Lender will issue from time to time before the date which is 30 days prior to the Termination Date
(a) letters of credit and/or (b) participation agreements confirming payment to issuers (reasonably acceptable to Issuing Lender) of letters of credit, in each case for the account of Borrower or any Subsidiary and containing terms and conditions which are consistent with this Agreement and reasonably satisfactory to Issuing Lender (each such letter of credit or participation agreement, a "Letter of Credit"). After giving effect to each such issuance, (i) the aggregate Stated Amount of all Letters of Credit shall not at any time exceed $1,000,000 and (ii) Revolving Outstandings will not at any time exceed Borrowing Availability.

         2.3.2 Application. Borrower shall give notice to Agent and Issuing Lender of the proposed issuance of each Letter of Credit on a Business Day which is at least seven Business Days (or such lesser number of days as Agent and Issuing Lender shall agree) prior to the proposed date of issuance of such Letter of Credit. Each such notice shall be accompanied by a Letter of Credit application in Issuing Lender's form (or, as the case may be, in the form of application of the underlying letter of credit), duly executed by Borrower and in all respects satisfactory to Agent and Issuing Lender, together with such other documentation as Agent or Issuing Lender may request in support thereof, it being understood that each Letter of Credit application (or, as the case may be, form of application of underlying letter of credit) shall specify, among other things, the date on which the proposed Letter of Credit is to be issued, and the expiration date of such Letter of Credit (which shall not be later than the earlier to occur of (a) one year after the date of issuance thereof and (b) 30 days prior to the scheduled Termination Date). So long as Issuing Lender has not received written notice that the conditions precedent set forth in Section 4 with respect to the issuance of such Letter of Credit have not been satisfied, Issuing Lender shall issue such Letter of Credit on the requested issuance date. Issuing Lender shall promptly advise Agent of the issuance of each Letter of Credit and of any amendment thereto, extension thereof or event or circumstance changing the amount available for drawing thereunder. In the event of any inconsistency between the terms of any Letter of Credit application and the terms of this Agreement, the terms of this Agreement shall control. Issuing Lender shall deliver to Agent upon its request a list of all outstanding Letters of Credit issued by Issuing Lender, together with such information related thereto as Agent may reasonably request.

         2.3.3 Reimbursement Obligations. (a) Borrower hereby unconditionally and irrevocably agrees to reimburse Issuing Lender for each payment or disbursement made by Issuing Lender under any Letter of Credit honoring any demand for payment made thereunder, in each case on the date that such payment or disbursement is made. Issuing Lender shall promptly notify Borrower and Agent whenever any demand for payment is made under any Letter of Credit; provided that the failure of Issuing Lender to so notify Borrower shall not affect the rights of Issuing Lender or Lenders in any manner whatsoever. Any amount not reimbursed on the date of such payment or disbursement (whether or not through the making of a Loan pursuant to Section 2.3.4) shall bear interest from the date of such payment or disbursement to the date that Issuing Lender is reimbursed by Borrower therefor, payable on demand, at the interest rate per annum from time to time in effect for Revolving Loans which are Base Rate Loans; provided, that such rate shall increase by 2% if such reimbursement is not made within one Business Day; provided, however, that, anything contained in this Agreement to the contrary notwithstanding, (i) unless the Borrower shall have notified Agent and the Issuing Lender prior to 10:00 a.m. (Chicago time) on the Business Day following receipt of such notice that the Issuing Lender will be reimbursed for the amount of such Letter of Credit with funds other than with the proceeds of Revolving Loans, the Borrower shall be deemed to have timely given a Notice of Borrowing to Agent requesting each Revolving Lender to make Revolving Loans which are Base Rate Loans on the date on which such Letter of Credit is honored in an amount equal to the amount of such Letter of Credit and Agent shall, if such Notice of Borrowing is deemed given, promptly notify the Lenders thereof and (ii) unless any of the events described in Section 8.1.3 shall have occurred (in which event the procedures of Section 2.3.4 shall apply), each such Revolving Lender shall, on the date such drawing is honored, make Revolving Loans which are Base Rate Loans in the amount of its Pro Rata Revolving Share of such Letter of Credit, the proceeds of which shall be applied directly by Agent to reimburse the Issuing Lender for the amount of such Letter of Credit; and provided, further, that, if for any reason, proceeds of Revolving Loans are not received by the Issuing Lender on such date in an amount equal to the amount of such drawing, the Borrower shall reimburse the Issuing Lender, on the Business Day immediately following the date such drawing is honored, in an amount in same day funds equal to the excess of the amount of such drawing over the amount of such Revolving Loans, if any, which are so received, plus accrued interest on such amount at the rate set forth in Section 2.7.1.

               (b) Borrower's reimbursement obligations hereunder shall be irrevocable and unconditional under all circumstances, including (i) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document, (ii) the existence of any claim, set-off, defense or other right which any Loan Party may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), Agent, Issuing Lender, any Lender or any other Person, whether in connection with any Letter of Credit, this Agreement, any other Loan Document, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Loan Party and the beneficiary named in any Letter of Credit), (iii) the validity, sufficiency or genuineness of any document which Issuing Lender (or, as applicable, the issuer of any underlying letter of credit) has determined in its reasonable judgment complies on its face with the terms of the applicable Letter of Credit (or, if applicable, underlying letter of credit), even if such document should later prove to have been forged, fraudulent, invalid or insufficient in any respect or any statement therein shall have been untrue or inaccurate in any respect, or (iv) the surrender or impairment of any security for the performance or observance of any of the terms hereof. Any action taken or omitted to be taken by Issuing Lender under or in connection with any Letter of Credit issued by it if taken or omitted in the absence of gross negligence, bad faith or willful misconduct as determined by a final and non-appealable judgment rendered by a court of competent jurisdiction, shall not create for Issuing Lender any resulting liability to the Borrower or any Lender.

         2.3.4 Participations in Letters of Credit. (a) Concurrently with the issuance of each Letter of Credit, Issuing Lender shall be deemed to have sold and transferred to each other Lender, and each other Lender shall be deemed irrevocably and unconditionally to have purchased and received from Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Pro Rata Revolving Share, in such Letter of Credit and Borrower's reimbursement obligations with respect thereto. If Borrower does not pay any reimbursement obligation when due, then Borrower shall be deemed to have immediately requested that Lenders make a Revolving Loan which is a Base Rate Loan in a principal amount equal to such reimbursement obligation. Agent shall promptly notify Lenders of such deemed request and, without the necessity of compliance with the requirements of Section 2.2.2 or 4.2, each Lender shall make available to Agent its Pro Rata Revolving Share of such Loan. The proceeds of such Loan shall be paid over by Agent to Issuing Lender for the account of Borrower in satisfaction of such reimbursement obligations.

               (b) If Issuing Lender makes any payment or disbursement under any Letter of Credit and (i) Borrower has not reimbursed Issuing Lender in full for such payment or disbursement in accordance with Section 2.3.3, (ii) a Revolving Loan may not be made pursuant to Section 2.3.4(a) or (iii) any reimbursement received by Issuing Lender from Borrower is or must be returned or rescinded upon or during any bankruptcy or reorganization of any Loan Party or otherwise, each other Lender shall be irrevocably and unconditionally obligated to pay to Agent for the account of Issuing Lender its Pro Rata Revolving Share of such payment or disbursement (but no such payment shall diminish the Obligations of Borrower under Section 2.3.3). Upon notice from Issuing Lender to Agent that it has not received any such amount, Agent shall promptly notify each such other Lender thereof. To the extent any Lender shall not have made such amount available to Agent by 2:00 p.m. Chicago time on the Business Day on which such Lender receives notice from Agent of such payment or disbursement (it being understood that any such notice received after 12:00 noon Chicago time on any Business Day shall be deemed to have been received on the next following Business Day), such Lender agrees to pay interest on such amount to Agent for Issuing Lender's account forthwith on demand, for each day from the date such amount was to have been delivered to Agent to the date such amount is paid, at a rate per annum equal to (x) for the first three days after demand, the Federal Funds Rate from time to time in effect and (y) thereafter, the Base Rate from time to time in effect for Revolving Loans. Any Lender's failure to make available to Agent its Pro Rata Revolving Share of any such payment or disbursement shall not relieve any other Lender of its obligation hereunder to make available to Agent such other Lender's Pro Rata Revolving Share of such payment, but no Lender shall be responsible for the failure of any other Lender to make available to Agent such other Lender's Pro Rata Revolving Share of any such payment or disbursement.

         2.4 Commitments Several. The failure of any Lender to make a requested Loan on any date shall not relieve any other Lender of its obligation (if any) to make a Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender.

         2.5 Certain Conditions. Notwithstanding any other provision of this Agreement, no Lender shall have an obligation to make any Loan, or to permit the continuation of or any conversion into any LIBOR Loan, and Issuing Lender shall not have any obligation to issue any Letter of Credit, if an Event of Default or Default exists.

         2.6 Loan Accounting.

         2.6.1 Recordkeeping. Agent, on behalf of each Lender, shall record in its records the date and amount of each Loan made by each Lender, each repayment or conversion thereof and, in the case of each

LIBOR Loan, the dates on which each Interest Period for such Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttably presumptive evidence of the principal amount of the Loans owing and unpaid. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the Obligations of Borrower hereunder or under any Note to repay the principal amount of the Loans hereunder, together with all interest accruing thereon.

         2.6.2 Notes. At the request of any Lender, the Loans of such Lender shall be evidenced by a Note, with appropriate insertions, payable to the order of such Lender in a face principal amount equal to the sum of such Lender's Pro Rata Share of the Revolving Loan Commitment plus the principal amount of such Lender's Term Loans.

         2.7 Interest.

         2.7.1 Interest Rates. Borrower promises to pay interest on the unpaid principal amount of each Loan for the period commencing on the date of such Loan until such Loan is paid in full as follows: (a) at all times while such Loan is a Base Rate Loan, at a rate per annum equal to the sum of the Base Rate from time to time in effect plus the Applicable Margin from time to time in effect; and (b) at all times while such Loan is a LIBOR Loan, at a rate per annum equal to the sum of the LIBOR Rate applicable to each Interest Period for such Loan plus the Applicable Margin from time to time in effect; provided that (i) at any time an Event of Default exists, if requested by Required Lenders, the Applicable Margin corresponding to each Loan shall be increased by 2% (and, in the case of Obligations not subject to an Applicable Margin, such Obligations shall bear interest at the Base Rate applicable to Revolving Loans plus 2%),
(ii) such increase may thereafter be rescinded by Required Lenders, notwithstanding Section 10.1, and (iii) upon the occurrence of an Event of Default under Section 8.1.1 or 8.1.4, such increase shall occur automatically. Notwithstanding anything else herein to the contrary, at any time the LIBOR Rate falls below 2.00%, the LIBOR Rate shall be deemed to be 2.00% until such time as the LIBOR Rate otherwise exceeds such percentage.

         2.7.2 Interest Payment Dates. Accrued interest on each Base Rate Loan shall be payable in arrears on the last day of each calendar month and at maturity. Accrued interest on each LIBOR Loan shall be payable on the last day of each Interest Period relating to such Loan (and, in the case of a LIBOR Loan with an Interest Period in excess of three months, on the last day of each three-month interval of such Interest Period), upon a prepayment of such Loan in accordance with Section 2.10.3 and at maturity. After maturity and at any time an Event of Default exists, accrued interest on all Loans shall be payable on demand.

         2.7.3 Setting and Notice of LIBOR Rates. The applicable LIBOR Rate for each Interest Period shall be determined by Agent, and notice thereof shall be given by Agent promptly to Borrower and each Lender. Each determination of the applicable LIBOR Rate by Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. Agent shall, upon written request of Borrower or any Lender, deliver to Borrower or such Lender a statement showing the computations used by Agent in determining any applicable LIBOR Rate hereunder.

         2.7.4 Computation of Interest. Interest shall be computed for the actual number of days elapsed on the basis of a year of (a) 360 days for interest calculated at the LIBOR Rate and (b) 365/366 days for interest calculated at the Base Rate. The applicable interest rate for each Base Rate Loan shall change simultaneously with each change in the Base Rate.

         2.8 Fees.

         2.8.1 Commitment Fee. For the period from the Closing Date to the Termination Date, Borrower agrees to pay to Agent, for the account of each Lender according to such Lender's Pro Rata Revolving Share (as adjusted from time to time), a Commitment Fee equal to 0.50% multiplied by the average daily unused amount (for the determination period) of the Revolving Loan Commitment. For purposes of calculating usage under this Section 2.8.1, the Revolving Loan Commitment shall be deemed used to the extent of the aggregate principal amount of all outstanding Revolving Loans plus the Stated Amount of all Letters of Credit. The Commitment Fee shall be payable in arrears on the last day of each calendar quarter and on the Termination Date for any period then ending for which the Commitment Fee shall not have previously been paid. The Commitment Fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

         2.8.2 Letter of Credit Fees. (a) Borrower agrees to pay to Agent, for the account of each Lender according to such Lender's Pro Rata Revolving Share (as adjusted from time to time), a Letter of Credit Fee equal to the Applicable Margin in effect from time to time for Revolving Loans which are LIBOR Rate Loans multiplied by the Stated Amount of each Letter of Credit. Each Letter of Credit Fee shall be payable in arrears on the last day of each calendar quarter and on the Termination Date for the period from the date of the issuance of each Letter of Credit (or the last day on which the Letter of Credit Fee was paid with respect thereto) to the date such payment is due or, if earlier, the date on which such Letter of Credit expired or was terminated. Each Letter of Credit Fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

               (a) In addition, with respect to each Letter of Credit, Borrower agrees to pay to Issuing Lender, for its own account, (i) such fees and expenses as Issuing Lender customarily requires (or, as the case may be, is required to pay to the issuer of the letter of credit) in connection with the issuance, negotiation, processing and/or administration of letters of credit in similar situations and (ii) a letter of credit fronting fee in the amount and at the times agreed to by Borrower and Issuing Lender.

         2.8.3 Agent's Fees. Borrower agrees to pay to Agent, on the Closing Date pursuant to the Fee Letter and as otherwise agreed to from time to time by Borrower and Agent, fees in the amounts agreed to between Borrower and Agent.

         2.9 Commitment Reduction.

         2.9.1 Voluntary Reduction or Termination of Revolving Loan Commitment. Borrower may from time to time on at least five Business Days' prior written notice to Agent (which shall promptly advise each Lender thereof) permanently reduce the Revolving Loan Commitment to an amount not less than the Revolving Outstandings. Any such reduction shall be in an amount not less than $500,000 or a higher integral multiple of $100,000. Concurrently with any reduction of the Revolving Loan Commitment to zero, Borrower shall pay all interest on the Revolving Loans, all commitment fees and all letter of credit fees and shall cash collateralize in full all Obligations arising with respect to the Letters of Credit in a manner acceptable to Agent.

         2.9.2 Mandatory Reduction of Revolving Loan Commitment. On the date of any mandatory prepayment of Revolving Loans pursuant to Section 2.10.2(a), the Revolving Loan Commitment shall be permanently reduced by the amount of such mandatory prepayment applied to prepay the Revolving Loans pursuant to Section 2.10.2(a).

         2.9.3 All Reductions of Revolving Loan Commitment. All reductions of the Revolving Loan Commitment shall reduce the Commitments pro rata among Lenders according to their respective Pro Rata Shares of the Revolving Loan Commitment.

         2.10 Prepayment.

         2.10.1 Voluntary Prepayment. Borrower may from time to time, on at least one Business Day's written notice or telephonic notice (followed promptly by written confirmation thereof) to Agent (which shall promptly advise each Lender thereof) not later than 11:00 a.m. Chicago time on such day, prepay the Loans in whole or in part; provided that Borrower shall give Agent written notice, specifying the Loans to be prepaid and the date and amount of prepayment. Any such partial prepayment shall be in an amount equal to $100,000 or a higher integral multiple of $50,000.

         2.10.2 Mandatory Prepayment. (a) Borrower shall (x) prepay the Term Loans until paid in full (to be applied in accordance with Section 2.10.3) and
(y) thereafter repay the Revolving Loans, in each case, at the following times and in the following amounts:

                  (i) within five (5) days following the receipt by Borrower or any Subsidiary of any Net Cash Proceeds from any Disposition, in an amount equal to such Net Cash Proceeds;

                  (ii) within five (5) days following the receipt by Holdings, Borrower or any Subsidiary of any Net Cash Proceeds in excess of $500,000 from any issuance other than Excluded Issuances of its equity securities when aggregated with all other issuances other than Excluded Issuances of equity securities by Holdings, Borrower or any Subsidiary, in an amount equal to such excess Net Cash Proceeds; provided, however, if an Event of Default is in existence at the time of any such issuance, all Net Cash Proceeds from any issuance of equity securities shall be prepaid other than Excluded Issuances; and

                  (iii) within one hundred (100) days after the end of each Fiscal Year (commencing with Fiscal Year 2004), in an amount equal to
         (x) 50% of Excess Cash Flow for such Fiscal Year if the Total Debt to EBITDA Ratio is less than 4.0 to 1.0 as of the end of such Fiscal Year; or (y) 75% of Excess Cash Flow for such Fiscal Year if the Total Debt to EBTIDA Ratio is equal to or greater than 4.0 to 1.0 as of the end of such Fiscal Year.

                  (b) If on any day the Revolving Outstandings exceed Borrowing Availability, whether pursuant to a reduction of the Revolving Loan Commitment pursuant to Section 2.9.2 or otherwise, Borrower shall immediately prepay Revolving Loans and/or cash collateralize the outstanding Letters of Credit in a manner acceptable to Agent, or effect a combination of the foregoing, in an amount sufficient to eliminate such excess.

                  (c) In the event that Borrower makes a voluntary prepayment of all or any portion of the Term Loans or elects to permanently reduce the Revolving Loan Commitment, the Borrower shall, together with any such prepayment or election, pay to Agent for distribution to the Lenders whose Term Loans are being repaid or whose Revolving Loan Commitment has been reduced, a prepayment fee as additional compensation, and not as a penalty, equal to (x) two percent (2.0%) of the principal amount of such Lender's Term Loans so repaid and/or Revolving Loan Commitment so reduced during the period from the Closing Date to but excluding the first anniversary of the Closing Date, (y) one percent (1.0%) of the principal amount of such Lender's Term Loans so repaid and/or Revolving Loan Commitment so reduced during the period from and including the first anniversary of the Closing Date to but excluding the second anniversary of the Closing Date and (z) zero percent (0.0%) thereafter.

         2.10.3 All Prepayments. (a) Any prepayment of a LIBOR Loan on a day other than the last day of an Interest Period therefor shall include interest on the principal amount being repaid and shall be subject to Section 3.5. All prepayments of a Loan shall be applied first to that portion of such Loan comprised of Base Rate Loans and then to that portion of such Loan comprised of LIBOR Loans, in direct order of Interest Period maturities. All prepayments of Term Loans shall be applied pro rata among the Term Loans according to the principal amounts thereof and, as to each Term Loan, pro rata to the remaining installments thereof.

                  (b) Borrower shall give written notice or telephonic notice (followed promptly by written confirmation thereof) to Agent not later than 11:00 a.m. Chicago time at least one Business Day prior to each mandatory prepayment pursuant to clause (a) of Section 2.10.2, and Agent shall promptly notify each Lender of such notice. Notwithstanding anything to the contrary contained in this Section 2.10 and so long as the Term A Loan is outstanding, each Lender of the Term B Loan may elect not to have such Lender's Pro Rata Share of the Term B Loan prepaid in the case of a prepayment pursuant hereto by notice to Agent received not later 3:00 p.m. Chicago time one Business Day prior to the date of such prepayment. The amount of any such prepayment which would have been applied to the Term B Loan but for such elections shall be applied to the Term A Loan until paid in full and, thereafter, to the Term B Loan, all otherwise in accordance with clause (a) above.

         2.11 Repayment.

         2.11.1 Revolving Loans. The Revolving Loans shall be paid, for the account of each Lender according to its Pro Rata Share of the Revolving Loans, in full on the Termination Date.

         2.11.2 Term A Loan. The Term A Loan shall be paid, for the account of each Lender according to its Pro Rata Share thereof, in the installments and on the dates set forth below:

                Date                                    Installment
                ----                                    -----------
                March 31, 2004                          $666,666.66
                June 30, 2004                           $666,666.67
                September 30, 2004                      $666,666.67
                December 31, 2004 and the
                last day of each
                Fiscal Quarter thereafter               $500,000.00

         Notwithstanding the foregoing, the outstanding principal balance of the Term A Loan shall be paid in full on the Term A Loan Maturity Date.

         2.11.3 Term B Loan. The outstanding principal balance of the Term B Loan shall be paid in full, for the account of each Lender according to its Pro Rata Share thereof, on the Term B Loan Maturity Date.

         2.12 Payment.

         2.12.1 Making and Settlement of Payments. All payments of principal of or interest on the Notes, and of all fees, shall be made by Borrower to Agent in immediately available funds at the office specified by Agent not later than 12:00 noon Chicago time on the date due, and funds received after that hour shall be deemed to have been received by Agent on the following Business Day. Agent shall promptly remit to each Lender its share of all principal payments received in collected funds by Agent for the account of such Lender. On the first Business Day of each week or more frequently as Agent may elect (each such day being a "Settlement Date"), Agent will notify each Lender of the amount of such Lender's actual share of the Revolving Loans as of the close of business of the Business Day immediately preceding the Settlement Date. In the event that payments are necessary to adjust the amount of such Lender's actual share of the Revolving Loans to equal such Lender's Pro Rata Share of the Revolving Loans as of any Settlement Date, such Lender will pay to Agent, or Agent will pay to such Lender (as applicable) the amount necessary in same day funds by wire transfer to the other's account not later than 2:00 p.m. Chicago time on the Business Day following the Settlement Date. On the first Business Day of each month (each, an "Interest Settlement Date"), Agent will notify each Lender of the amount of such Lender's applicable Pro Rata Share of interest and fees on each Loan as of the end of the last day of the immediately preceding month. Provided that such Lender has made all payments required to be made by it under this Agreement, Agent will pay to such Lender, by wire transfer to such Lender's account not later than 2:00 p.m. Chicago time on the next Business Day following the Interest Settlement Date, such Lender's applicable Pro Rata Share of interest and fees, in each instance, received by Agent for the immediately preceding month.

         2.12.2 Application of Certain Payments. Except as set forth in Section 2.10.3, each payment of principal shall be applied to such Loans as Borrower shall direct by notice to be received by Agent on or before the date of such payment or, in the absence of such notice or during the existence of a Default or an Event of Default, as Required Lenders shall determine in their discretion. Concurrently with each remittance to any Lender of its share of any such payment, Agent shall advise such Lender as to the application of such payment.

         2.12.3 Payment Dates. If any payment of principal or interest with respect to any of the Loans, or of any fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day (unless, in the case of a LIBOR Loan, such immediately following Business Day is the first Business Day of a calendar month, in which case such due date shall be the immediately preceding Business Day) and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

         2.12.4 Set-off. Borrower agrees that Agent and each Lender have all rights of set-off and bankers' lien provided by applicable law, and in addition thereto, Borrower agrees that at any time any Event of Default exists, Agent and each Lender may apply to the payment of any Obligations of Borrower hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of Borrower then or thereafter with Agent or such Lender.

         2.12.5 Proration of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of set-off or otherwise, on account of (a) principal of or interest on any Loan, but excluding
(i) any payment pursuant to Section 3.8 or 10.8 and (ii) payments of interest on any Base Rate Loan referred to in the last sentence of Section 3.4, or (b) its participation in any Letter of Credit) in excess of its applicable Pro Rata Share of payments and other recoveries obtained by all Lenders on account of principal of and interest on the Loans (or such participation) then held by them, then such Lender shall purchase from the other Lenders such participations in the Loans or sub-participations in Letters of Credit held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

         Section 3 Yield Protection.

         3.1 Taxes. (a) All payments of principal and interest on the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp, documentary, excise, property or franchise taxes and other taxes, fees, duties, levies, withholdings or other charges of any nature whatsoever imposed by any taxing authority, excluding taxes imposed on or measured by any Agent or Lender's net income (or franchise taxes in lieu thereof) by the jurisdiction under which Agent or such Lender is organized or conducts business or, in the case of any Lender, the jurisdiction in which a Lender's applicable lending office is located (all non-excluded items being called "Taxes"). Except as provided in Section 3.1(c), if any withholding or deduction from any payment to be made by Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then Borrower will: (a) pay directly to the relevant authority the full amount required to be so withheld or deducted; (b) promptly forward to Agent an official receipt or other documentation reasonably satisfactory to Agent evidencing such payment to such authority; and (c) pay to Agent for the account of Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required. If any Taxes are directly asserted against Agent or any Lender with respect to any payment received by Agent or such Lender hereunder, Agent or such Lender may pay such Taxes and Borrower will promptly pay such additional amounts (including any penalty, interest or expense) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted so long as such amounts have accrued on or after the day which is 180 days prior to the date on which Agent or such Lender first made demand therefor.

         (b) If Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence of payment, Borrower shall indemnify Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 3.1, a distribution hereunder by Agent or any Lender to or for the account of any Lender shall be deemed a payment by Borrower.

         (c) Each Lender that (i) is organized under the laws of a jurisdiction other than the United States of America and (ii)(A) is a party hereto on the Closing Date or (B) becomes an assignee of an interest under this Agreement under Section 10.8.1 after the Closing Date (unless such Lender was already a Lender hereunder immediately prior to such assignment) shall execute and deliver to Borrower and Agent one or more (as Borrower or Agent may reasonably request) Forms W-8ECI, W-8BEN, W-8IMY (as applicable) or other applicable form, certificate or document prescribed by the United States Internal Revenue Service certifying as to such Lender's entitlement to complete exemption from (or, in the case of Form W-8IMY, entitlement to receive payments under the Loans without any) withholding or deduction of Taxes on payments of interest hereunder. Borrower shall not be required to pay additional amounts to any Lender pursuant to this Section 3.1 to the extent that the obligation to pay such additional amounts would not have arisen but for the failure of such Lender to comply with this paragraph.

         3.2 Increased Cost. (a) If, after the Closing Date, the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration of any applicable law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency: (i) shall impose, modify or deem applicable any reserve (including any reserve imposed by the FRB, but excluding any reserve included in the determination of the LIBOR Rate pursuant to Section 2.7), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender; or (ii) shall impose on any Lender any other condition affecting its LIBOR Loans, its Note or its obligation to make LIBOR Loans; and the result of anything described in clauses (i) above and (ii) is to increase the cost to (or to impose a cost on) such Lender of making or maintaining any LIBOR Loan, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under its Note with respect thereto, then upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Agent), Borrower shall pay directly to such Lender such additional amount as will compensate such Lender for such increased cost or such reduction, so long as such amounts have accrued on or after the day which is 180 days prior to the date on which such Lender first made demand therefor.

                  (a) If any Lender shall reasonably determine that any change in, or the adoption or phase-in of, any applicable law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or the compliance by any Lender or any Person controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or such controlling Person's capital as a consequence of such Lender's obligations hereunder or under any Letter of Credit to a level below that which such Lender or such controlling Person could have achieved but for such change, adoption, phase-in or compliance (taking into consideration such Lender's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by such Lender or such controlling Person to be material, then from time to time, upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Agent), Borrower shall pay to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction, so long as such amounts have accrued on or after the day which is 180 days prior to the date on which such Lender first made demand therefor.

         3.3 Inadequate or Unfair Basis. If Agent reasonably determines (which determination shall be binding and conclusive on Borrower) that, by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate, then Agent shall promptly notify the Lenders and the Borrower thereof and, so long as such circumstances shall continue, (a) no Lender shall be under any obligation to make or convert any Base Rate Loans into LIBOR Loans and (b) on the last day of the current Interest Period for each LIBOR Loan, such Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan.

         3.4 Change in Law. If any change in, or the adoption of any new, law or regulation, or any change in the interpretation of any applicable law or regulation by any governmental or other regulatory body charged with the administration thereof, would make it (or in the good faith judgment of any Lender cause a substantial question as to whether it is) unlawful for any Lender to make, maintain or fund LIBOR Loans, then such Lender shall promptly notify each of the other parties hereto and, so long as such circumstances shall continue, (a) such Lender shall have no obligation to make or convert any Base

Rate Loan into a LIBOR Loan (but shall make Base Rate Loans concurrently with the making of or conversion of Base Rate Loans into LIBOR Loans by Lenders which are not so affected, in each case in an amount equal to the amount of LIBOR Loans which would be made or converted into by such Lender at such time in the absence of such circumstances) and (b) on the last day of the current Interest Period for each LIBOR Loan of such Lender (or, in any event, on such earlier date as may be required by the relevant law, regulation or interpretation), such LIBOR Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan. Each Base Rate Loan made by a Lender which, but for the circumstances described in the foregoing sentence, would be a LIBOR Loan shall remain outstanding for the period corresponding to the Interest Period originally applicable to such LIBOR Loan absent such circumstances.

         3.5 Funding Losses. Borrower hereby agrees that upon demand by any Lender (which demand shall be accompanied by a statement setting forth the basis for the amount being claimed, a copy of which shall be furnished to Agent), Borrower will indemnify such Lender against any net loss or expense which such Lender may sustain or incur (including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain any LIBOR Loan), as reasonably determined by such Lender, as a result of (a) any payment, prepayment or conversion of any LIBOR Loan of such Lender on a date other than the last day of an Interest Period for such Loan (including any conversion pursuant to Section 3.3 or 3.4) or (b) any failure of Borrower to borrow, convert or continue any Loan on a date specified therefor in a notice of borrowing, conversion or continuation pursuant to this Agreement. For the purposes of this Section 3.5, all determinations shall be made as if such Lender had actually funded and maintained each LIBOR Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the LIBOR Rate for such Interest Period.

         3.6 Manner of Funding; Alternate Funding Offices. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner as it may determine at its sole discretion. Each Lender may, if it so elects, fulfill its commitment to make any LIBOR Loan by causing any branch or Affiliate of such Lender to make such Loan; provided that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Lender and the obligation of Borrower to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it, to the extent of such Loan, for the account of such branch or Affiliate.

         3.7 Mitigation of Circumstances; Replacement of Lenders. (a) Each Lender shall promptly notify Borrower and Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Lender's sole judgment, otherwise disadvantageous to such Lender) to mitigate or avoid, (i) any obligation by Borrower to pay any amount pursuant to Section 3.1 or 3.2 or (ii) the occurrence of any circumstances described in Section 3.3 or 3.4 (and, if any Lender has given notice of any such event described in clause (i) or (ii) above and thereafter such event ceases to exist, such Lender shall promptly so notify Borrower and Agent). Without limiting the foregoing, each Lender will designate a different funding office if such designation will avoid (or reduce the cost to Borrower of) any event described in clause (i) or (ii) above and such designation would not, in such Lender's sole judgment, be otherwise disadvantageous to such Lender.

             (a) If Borrower becomes obligated to pay additional amounts to any Lender pursuant to Section 3.1 or 3.2, or any Lender gives notice of the occurrence of any circumstances described in Section 3.3 or 3.4, Borrower may designate another bank which is acceptable to Agent and Issuing Lender in their reasonable discretion (such other bank being called a "Replacement Lender") to purchase the Loans of such Lender and such Lender's rights hereunder, without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans and all accrued but unpaid fees owed to such Lender and any other amounts payable to such Lender under this Agreement, and to assume all the obligations of such Lender hereunder, and, upon such purchase and assumption (pursuant to an Assignment Agreement), such Lender shall no longer be a party hereto or have any rights hereunder (other than rights with respect to indemnities and similar rights applicable to such Lender prior to the date of such purchase and assumption) and shall be relieved from all obligations to Borrower hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder.

         3.8 Conclusiveness of Statements; Survival. Determinations and statements of any Lender pursuant to Section 3.1, 3.2, 3.3, 3.4 or 3.5 shall be conclusive absent demonstrable error. Lenders may use reasonable averaging and attribution methods in determining compensation under Sections 3.1, 3.2 and 3.5, and the provisions of such Sections shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit and termination of this Agreement.

         Section 4 Conditions Precedent.

         The obligation of each Lender to make its Loans and of Issuing Lender to issue Letters of Credit is subject to the following conditions precedent:

         4.1 Initial Credit Extension. The obligation of Lenders to make the initial Loans and the obligation of Issuing Lender to issue the initial Letter of Credit hereunder (whichever first occurs) is, in addition to the conditions precedent specified in Section 4.2, subject to the following conditions precedent, each of which shall be satisfactory in all respects to Agent:

         4.1.1 Capitalization. Borrower has received cash equity contributions in an amount of not less than $29,100,000 (including rollover equity from management of Borrower in an amount of not to exceed $4,200,000) of which at least $22,100,000 shall have been contributed in cash by Sponsor and its Affiliates and cash proceeds from the issuance of $8,750,000 in principal amount of the Subordinated Notes.

         4.1.2 Initial Loans; Availability. Not more than $1,200,000 in Revolving Loans shall be advanced on the Closing Date, and after giving effect to the consummation of the Related Transactions and funding of the initial Loans on the Closing Date, Borrowing Availability shall exceed Revolving Outstandings by at least $3,000,000.

         4.1.3 Prior Debt. The Prior Debt, which is listed on Schedule 4.1.3, has been (or concurrently with the initial borrowing will be) paid in full.

         4.1.4 Related Transactions. Borrower has completed (or concurrently with the initial credit extension hereunder will complete) the Related Transactions in accordance with the terms of the Related Agreements (without any amendment thereto or waiver thereunder unless consented to by Lenders).

         4.1.5 Fees. Borrower shall have paid all fees, costs and expenses of the Agent due and payable on the Closing Date.

         4.1.6 Delivery of Loan Documents. Borrower shall have delivered the following documents in form and substance satisfactory to Agent (and, as applicable, duly executed and dated the Closing Date or an earlier date satisfactory to Agent):

               (a) Agreement. This Agreement.

               (b) Notes. Notes, for each Lender requesting a Note.

               (c) Collateral Documents. The Guarantee and Collateral Agreement, all other Collateral Documents, and all instruments, documents, certificates and agreements executed or delivered pursuant thereto (including intellectual property assignments and pledged Collateral, with undated irrevocable transfer powers executed in blank).

               (d) Financing Statements. Properly completed UCC financing statements and other filings and documents required by law or the Loan Documents and requested by Agent to provide Agent first priority perfected Liens (subject only to Liens permitted pursuant to Section 7.2) in the Collateral.

               (e) Lien Searches. Copies of UCC search reports listing all effective financing statements filed against any Loan Party, with copies of such financing statements.

               (f) Mortgages. Mortgages providing Agent first priority perfected Liens (subject only to Liens permitted pursuant to Section 7.2) in the real property Collateral, with ALTA loan title insurance policies issued by insurers reasonably acceptable to Agent, ALTA surveys and such flood and/or earthquake insurance as Agent may reasonably request.

               (g) Collateral Access Agreements. Collateral Access Agreements reasonably requested by Agent with respect to the Collateral.

               (h) Payoff; Release. Payoff letters evidencing repayment in full of all Prior Debt, termination of all agreements relating thereto and the release of all Liens granted in connection therewith, with UCC or other appropriate termination statements and documents to evidence the foregoing or granting permission to the Borrower to file the same.

               (i) Subordination Agreements. The Subordination Agreement and any other subordination agreements with respect to Subordinated Debt.

               (j) Availability Certificate. Availability Certificate reflecting required information as of a date not more than five days prior to the Closing Date.

               (k) Letter of Direction. A letter of direction containing funds flow information, with respect to the proceeds of the Loans on the Closing Date.

               (l) Authorization Documents. For each Loan Party, such Person's
(i) charter (or similar formation document), certified by the appropriate governmental authority, (ii) good standing certificates in its state of incorporation (or formation) and in each other state in which the failure to qualify to do business could reasonably be expected to have a Material Adverse Effect, (iii) bylaws (or similar governing document), (iv) resolutions of its board of directors (or similar governing body) approving and authorizing such Person's execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby, and (v) signature and incumbency certificates of its officers executing any of the Loan Documents, all certified by its secretary or an assistant secretary (or similar officer) as being in full force and effect without modification.

               (m) Opinions of Counsel. Opinions of counsel for each Loan Party, including opinions from Jones Day and all other opinions issued pursuant to the Related Transactions, and Borrower hereby requests such counsel to deliver such opinions and authorizes Agent and Lenders to rely thereon; and (ii) a certificate signed by an officer of the Borrower (or other evidence reasonably satisfactory to the Agent) stating that the Borrower has received from Schiff Hardin & Waite (or other tax counsel reasonably acceptable to the Agent) a written opinion dated as of the Closing Date addressed to the Borrower concluding that the Borrower should not be treated as a "personal holding company" for the taxable years ended December 31, 2000, 2001 and 2002.

               (n) Insurance. Certificates or other evidence of insurance in effect as required by Section 6.3(b), with endorsements naming Agent as lenders' loss payee and/or additional insured, as applicable.

               (o) Financials. The financial statements, projections and pro forma balance sheet of Borrower described in Section 5.4.

               (p) Environmental Reports. Environmental site assessment reports reasonably requested by Agent, prepared by environmental engineers reasonably satisfactory to Agent.

               (q) Consents. Evidence that all necessary consents, permits and approvals (governmental or otherwise) required for the execution, delivery and performance by each Loan Party of the Loan Documents and the Related Transactions have been duly obtained and are in full force and effect.

               (r) Equity Call Agreement. A copy of the Equity Call Agreement duly executed and delivered by Sponsor.

               (s) Intentionally Omitted.

               (t) Certified Documents. Copies of the Related Agreements certified by Borrower's secretary or an assistant secretary (or similar officer) as being true, accurate and complete.

               (u) Financial Condition. As of the Closing Date, in each case for the Computation Period ending on the most recently ended Fiscal Quarter, the Senior Debt to EBITDA Ratio shall not exceed 2.75 to 1.0 and the Total Debt to EBITDA Ratio shall not exceed 4.0 to 1.0.

               (v) Historical EBITDA. As of the Closing Date, EBITDA for the trailing twelve month period ending on the most recently ended month shall be at least $7,100,000, which was calculated in accordance with Schedule 4.1.6(v).

               (w) Borrower Assignment and Assumption Agreement. Dwyer and Mergeco shall have delivered the Borrower Assignment and Assumption Agreement on the Closing Date upon the consummation of the Merger.

               (x) Other Documents. Such other certificates, documents and agreements as Agent may reasonably request.

         4.2 All Credit Extensions. The obligation of each Lender to make each Loan and of Issuing Lender to issue each Letter of Credit is subject to the additional conditions precedent that, both before and after giving effect to any borrowing and the issuance of any Letter of Credit,
(a) the representations and warranties of Borrower and each Subsidiary set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date) and (b) no Event of Default or Default shall have then occurred and be continuing. Each request by Borrower for the making of a Loan or the issuance of a Letter of Credit shall be deemed to constitute a representation and warranty by Borrower that the conditions precedent set forth in Section 4.2 will be satisfied at the time of the making of such Loan or the issuance of such Letter of Credit.

         Section 5 Representations and Warranties.

         To induce Agent and Lenders to enter into this Agreement and to induce Lenders to make Loans and to issue and participate in Letters of Credit hereunder, Borrower represents and warrants to Agent and Lenders that, both before and after giving effect to the Related Transactions:

         5.1 Organization. Borrower is a corporation validly existing and in good standing under the laws of the State of Delaware; each other Loan Party is validly existing and in good standing under the laws of the jurisdiction of its organization; and each Loan Party is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.

         5.2 Authorization; No Conflict. Each Loan Party is duly authorized to execute and deliver each Loan Document to which it is a party, Borrower is duly authorized to borrow monies hereunder, and each Loan Party is duly authorized to perform its Obligations under each Loan Document to which it is a party. The execution, delivery and performance by Borrower of this Agreement and by each Loan Party of each Loan Document to which it is a party, and the borrowings by Borrower hereunder, do not and will not (a) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect), (b) conflict with (i) any provision of law, (ii) the charter, by-laws or other organizational documents of any Loan Party or (iii) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon any Loan Party or any of their respective properties or (c) require, or result in, the creation or imposition of any Lien on any asset of any Loan Party or any Subsidiary of any Loan Party (other than Liens in favor of Agent created pursuant to the Collateral Documents).

         5.3 Validity; Binding Nature. Each of this Agreement and each other Loan Document to which any Loan Party is a party is the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to bankruptcy, insolvency, moratorium and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

         5.4 Financial Condition. (a) The audited consolidated financial statements of Borrower and the Subsidiaries as at its Fiscal Years ending December 31, 2002 and December 31, 2001, and the unaudited consolidated financial statements of Borrower and the Subsidiaries for the Fiscal Quarters ended March 31, 2003 and June 30, 2003 and the months ended July 31, 2003 and August 31, 2003, copies of each of which have been delivered pursuant hereto, were prepared in accordance with GAAP (subject, in the case of such unaudited statements, to the absence of footnotes and to normal year-end adjustments) and present fairly in all material respects the consolidated financial condition of such Persons as at such dates and the results of their operations for the periods then ended.

             (b) The Projections delivered to Agent and Lenders on or before the Closing Date and each of the budgets and projections delivered after the Closing Date pursuant to Section 6.1.8, (i) were prepared by Borrower in good faith and
(ii) were prepared in accordance with assumptions for which Borrower had a reasonable basis at the time such projections were delivered, and the accompanying consolidated pro forma balance sheet of Borrower as at the Closing Date, adjusted to give effect to the consummation of the Related Transactions and the financings contemplated hereby as if such transactions had occurred on such date, is consistent in all material respects with the Projections. As of the Closing Date, there are no facts known to the Borrower which, if reflected in the Projections, could reasonably be expected to result in a material adverse change in the liabilities, assets, results or operations or cash flows set forth therein.

         5.5 No Material Adverse Change. Since December 31, 2002, there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of Borrower and the Subsidiaries taken as a whole.

         5.6 Litigation. No litigation (including derivative actions), arbitration proceeding or governmental investigation or proceeding is pending or, to Borrower's knowledge, threatened against any Loan Party which could reasonably be expected to have a Material Adverse Effect, except as set forth in
Schedule 5.6. As of the Closing Date, other than any liability incident to such litigation or proceedings, neither Borrower nor any Subsidiary has any material Contingent Obligations not listed on Schedule 7.1.

         5.7 Ownership of Properties; Liens. Each of Borrower and each Subsidiary owns good and, in the case of owned real property, marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like), except as permitted by Section 7.2.

         5.8 Capitalization. All issued and outstanding equity securities of Borrower and the Subsidiaries are duly authorized and validly issued, fully paid, non-assessable, and free and clear of all Liens other than those in favor of Agent, and such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities. Schedule 5.8 sets forth the authorized equity securities of each Loan Party as of the Closing Date. All of the issued and outstanding equity of Holdings is owned as set forth on Schedule 5.8 as of the Closing Date, all of the issued and outstanding equity of Borrower is owned by Holdings, and all of the issued and outstanding equity of each Wholly-Owned Subsidiary is, directly or indirectly, owned by Borrower. As of the Closing Date, except as set forth on Schedule 5.8, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any equity interests of Borrower or any Subsidiary.

         5.9 Pension Plans. During the twelve-consecutive-month period prior to the Closing Date or the making of any Loan or the issuance of any Letter of Credit, (i) no steps have been taken to terminate any Pension Plan and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by Borrower of any liability, fine or penalty that could reasonably be expected to have a Material Adverse Effect. All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by Borrower or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; neither Borrower nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could result in a withdrawal or partial withdrawal from any such plan, and neither Borrower nor any member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the IRC, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

         5.10 Investment Company Act. Neither Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" or a "subsidiary" of an "investment company", within the meaning of the Investment Company Act of 1940.

         5.11 Public Utility Holding Company Act. Neither Borrower nor any Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935.

         5.12 Margin Stock. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

         5.13 Taxes. Each of Borrower and each Subsidiary has filed all material tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         5.14 Solvency. On the Closing Date, and immediately prior to and after giving effect to the issuance of each Letter of Credit and each borrowing hereunder and the use of the proceeds thereof, with respect to Borrower and its Subsidiaries, on a consolidated basis, (a) the fair value of their assets is greater than the amount of its liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated, (b) the present fair saleable value of their assets is not less than the amount that will be required to pay the probable liability on their debts as they become absolute and matured, (c) they are able to realize upon their assets and pay their debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) they do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay as such debts and liabilities mature and
(e) they are not engaged in any business or a transaction, and are not about to engage in business or a transaction, for which their property would constitute unreasonably small capital.

         5.15 Environmental Matters. Except as set forth on Schedule 5.15, the on-going operations of Borrower and each Subsidiary comply in all respects with all Environmental Laws, except such non-compliance which could not (if enforced in accordance with applicable law) reasonably be expected to result in a Material Adverse Effect. Borrower and each Subsidiary have obtained, and maintained in good standing, all licenses, permits, authorizations and registrations required under any Environmental Law and necessary for their respective ordinary course operations, and Borrower and each Subsidiary are in compliance with all material terms and conditions thereof, except where the failure to do so could not reasonably be expected to result in material liability to Borrower or any Subsidiary and could not reasonably be expected to result in a Material Adverse Effect. None of Borrower, any Subsidiary or any of their respective properties or operations is subject to any outstanding written order from or agreement with any Federal, state or local governmental authority, nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Substance that would reasonably be expected to result in a Material Adverse Effect. There are no Hazardous Substances or other conditions or circumstances existing with respect to any property, or arising from operations prior to the Closing Date, of Borrower or any Subsidiary that would reasonably be expected to result in a Material Adverse Effect. Neither Borrower nor any Subsidiary has any underground storage tanks that are not properly registered or permitted under applicable Environmental Laws or that are leaking or disposing of Hazardous Substances that would reasonably be expected to result in a Material Adverse Effect.

         5.16 Insurance. Borrower and each Subsidiary and their respective properties are insured with financially sound and reputable insurance companies which are not Affiliates of Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Borrower or such Subsidiary operates. A true and complete listing of such insurance as of the Closing Date, including issuers, coverages and deductibles, is set forth on
Schedule 5.16.

         5.17 Information. All factual information heretofore or contemporaneously herewith furnished in writing by Borrower or any other Loan Party to Agent or any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written factual information hereafter furnished by or on behalf of Borrower or any Loan Party to Agent or any Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by Agent and Lenders that any projections and forecasts provided by Borrower are based on good faith estimates and assumptions believed by Borrower to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

         5.18 Intellectual Property. Borrower and each Subsidiary owns and possesses or has a license or other right to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as are necessary for the conduct of the business of Borrower and the Subsidiaries, without any infringement upon rights of others which could reasonably be expected to have a Material Adverse Effect.

         5.19 Restrictive Provisions. Neither Borrower nor any Subsidiary is a party to any agreement or contract or subject to any restriction contained in its operative documents which could reasonably be expected to have a Material Adverse Effect.

         5.20 Labor Matters. Except as set forth on Schedule 5.20, neither Borrower nor any Subsidiary is subject to any labor or collective bargaining agreement. There are no existing or threatened strikes, lockouts or other labor disputes involving Borrower or any Subsidiary that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect. To the Borrower's knowledge, hours worked by and payment made to employees of Borrower and the Subsidiaries are not in violation of the Fair Labor Standards Act or any other applicable material law, rule or regulation dealing with such matters.

         5.21 No Default. No Event of Default or Default exists or would result from the incurrence by Borrower of any Debt hereunder or under any other Loan Document.

         5.22 Related Agreements. (a) Borrower has furnished Agent a true and correct copy of the Related Agreements pursuant hereto. Each of Borrower and, to Borrower's knowledge, each other party to the Related Agreements, has duly taken all necessary organizational action to authorize the execution, delivery and performance of the Related Agreements and the consummation of transactions contemplated thereby. The Related Transactions will comply with all applicable legal requirements, and all necessary governmental, regulatory, creditor, shareholder, partner and other material consents, approvals and exemptions required to be obtained by Borrower and, to Borrower's knowledge, each other party to the Related Agreements in connection with the Related Transactions will be, prior to consummation of the Related Transactions, duly obtained and will be in full force and effect. As of the date of the Related Agreements, all applicable waiting periods with respect to the Related Transactions will have expired without any action being taken by any competent governmental authority which restrains, prevents or imposes material adverse conditions upon the consummation of the Related Transactions. The execution and delivery of the Related Agreements did not, and the consummation of the Related Transactions will not, violate any statute or regulation of the United States (including any securities law) or of any state or other applicable jurisdiction, or any order, judgment or decree of any court or governmental body binding on Borrower or, to Borrower's knowledge, any other party to the Related Agreements, or result in a breach of, or constitute a default under, any material agreement, indenture, instrument or other document, or any judgment, order or decree, to which Borrower is a party or by which Borrower is bound or, to Borrower's knowledge, to which any other party to the Related Agreements is a party or by which any such party is bound. No statement or representation made in the Related Agreements by Borrower or, to Borrower's knowledge, any other Person, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

              (a) All Obligations constitute Senior Debt entitled to the benefits of the subordination provisions contained in the Subordinated Debt. Borrower acknowledges that Agent and each Lender are entering into this Agreement and are extending the Commitments and making the Loans in reliance upon the subordination provisions of the Subordinated Debt and this Section 5.22.

         5.23 Anti-Terrorism Laws.

              (a) None of the Loan Parties or, to the knowledge of any of the Loan Parties, any of their Affiliates, is in violation of any laws relating to terrorism or money laundering ("Anti-Terrorism Laws"), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the "Executive Order"), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

              (b) No Loan Party or, to the knowledge of any of the Loan Parties, any of their Affiliates or their respective brokers or other agents acting or benefiting in any capacity in connection with the Loans, is any of the following:

                  (i) a Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

                  (ii) a Person or entity owned or controlled by, or acting for or on behalf of, any Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

                  (iii) a Person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

                  (iv) a Person or entity that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order; or

                  (v) a Person or entity that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list.

              (c) No Loan Party or to the knowledge of any Loan Party, any of its brokers or other agents acting in any capacity in connection with the Loans
(i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in clause
(b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

         Section 6 Affirmative Covenants.

         Until the expiration or termination of the Commitments and thereafter until all Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) of Borrower hereunder and under the other Loan Documents are paid in full and all Letters of Credit have been terminated, Borrower agrees that, unless at any time Required Lenders shall otherwise expressly consent in writing, it will:

         6.1 Information. Furnish to Agent and each Lender:

         6.1.1 Annual Report. Promptly when available and in any event within 90 days after the close of each Fiscal Year: (a) a copy of the annual audit report of Borrower and the Subsidiaries for such Fiscal Year, including therein consolidated balance sheets and statements of earnings and cash flows of Borrower and the Subsidiaries as at the end of such Fiscal Year, certified without qualification (except for qualifications relating to changes in accounting principles or practices reflecting changes in generally accepted principles of accounting and required or approved by Borrower's independent certified public accountants) by independent auditors of recognized standing selected by Borrower and reasonably acceptable to Agent, together with (i) a written statement from such accountants to the effect that in making the examination necessary for the signing of such annual audit report by such accountants, nothing came to their attention that caused them to believe that Borrower was not in compliance with any provision of Section 7.1, 7.4 or 7.14 insofar as such provision relates to accounting matters or, if something has come to their attention that caused them to believe that Borrower was not in compliance with any such provision, describing such non-compliance in reasonable detail and (ii) a comparison with the budget for such Fiscal Year and a comparison with the previous Fiscal Year; and (b) a consolidating balance sheet of Borrower and the Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flows for Borrower and the Subsidiaries for such Fiscal Year, certified by the Chief Financial Officer of Borrower.

         6.1.2 Interim Reports. (a) Promptly when available and in any event within 45 days after the end of each Fiscal Quarter, consolidated and consolidating balance sheets of Borrower and the Subsidiaries as of the end of such Fiscal Quarter, together with consolidated and consolidating statements of earnings and cash flows for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, together with a comparison with the corresponding period of the previous Fiscal Year and a comparison with the budget for such period of the current Fiscal Year, certified by the Chief Financial Officer of Borrower; and
(b) promptly when available and in any event within 30 days after the end of each month (other than (i) with respect to the first 3 months following the Closing Date, in which case within 45 days after the end of such months or (ii) with respect to any month that is the last day of a Fiscal Quarter, in which case 45 days after the end of the such months), consolidated and consolidating balance sheets of Borrower and the Subsidiaries as of the end of such month, together with consolidated and consolidating statements of earnings and a consolidated statement of cash flows for such month and for the period beginning with the first day of such Fiscal Year and ending on the last day of such month, together with a comparison with the corresponding period of the previous Fiscal Year and a comparison with the budget for such period of the current Fiscal Year and together with a statement of accounts receivable aging, certified by the Chief Financial Officer of Borrower.

         6.1.3 Compliance Certificate. Contemporaneously with the furnishing of a copy of each annual audit report pursuant to Section 6.1.1 and each set of quarterly statements pursuant to Section 6.1.2 a duly completed Compliance Certificate, with appropriate insertions, dated the date of such annual report or such quarterly statements, and signed by the Chief Financial Officer of Borrower, containing (a) a computation of each of the financial ratios and restrictions set forth in Section 7.14 and to the effect that such officer has not become aware of any Event of Default or Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it, (b) a written statement of Borrower's management setting forth a discussion of Borrower's financial condition, changes in financial condition and results of operations and (c) Borrower shall use its reasonable efforts to obtain from Schiff Hardin & Waite (or other tax counsel reasonably acceptable to the Agent) a written opinion dated 45 days after the close of the prior Fiscal Year addressed to the Borrower concluding that it is at least "more likely than not" that less than 40 percent of the adjusted ordinary gross income (as defined in Code section 543(b)(2) of the Borrower is "personal holding company income" within the meaning of Code section 543 and shall provide a certification in the case of each annual audit report, signed by an officer of the Borrower (or other evidence reasonably satisfactory to the Agent) stating that such opinion has been received or that such opinion was unable to be obtained despite Borrower's reasonable efforts.

         6.1.4 Reports to SEC and Shareholders. Promptly upon the filing or sending thereof, copies of (a) all regular, periodic or special reports of Borrower or any Subsidiary filed with the Securities and Exchange Commission (the "SEC"), (b) all registration statements of Borrower or any Subsidiary filed with the SEC (other than on Form S-8) and (c) all proxy statements or other communications made to security holders generally.

         6.1.5 Notice of Default; Litigation; ERISA Matters. Promptly upon becoming aware of any of the following, written notice describing the same and the steps being taken by Borrower or the Subsidiary affected thereby with respect thereto:

                  (a) the occurrence of an Event of Default or a Default;

                  (b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by Borrower to Lenders which has been instituted or, to the knowledge of Borrower, is threatened against Borrower or any Subsidiary or to which any of the properties of any thereof is subject which could reasonably be expected to have a Material Adverse Effect;

                  (c) except as would not reasonably be expected to have a Material Adverse Effect, the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, or the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA) or to any Multiemployer Pension Plan, or the taking of any action with respect to a Pension Plan which could result in the requirement that Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan which could result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan), or any material increase in the contingent liability of Borrower with respect to any post-retirement welfare plan benefit, or any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the IRC, that any such plan is or may be terminated, or that any such plan is or may become insolvent;

                  (d) any cancellation or material change in any insurance maintained by Borrower or any Subsidiary; or

                  (e) any other event (including (i) any violation of any Environmental Law or the assertion of any Environmental Claim or (ii) the enactment or effectiveness of any law, rule or regulation) which could reasonably be expected to have a Material Adverse Effect.

         6.1.6 Availability Certificate. Within 15 days of the end of each month, an Availability Certificate dated as of the end of the most recently ended month and executed by a Chief Financial Officer of Borrower on behalf of Borrower; provided that at any time an Event of Default exists, Agent may require Borrower to deliver Availability Certificates more frequently.

         6.1.7 Management Report. Promptly upon receipt thereof, copies of all detailed financial and management reports submitted to Borrower by independent auditors in connection with each annual or interim audit made by such auditors of the books of Borrower.

         6.1.8 Projections. As soon as practicable, and in any event within 60 days of the commencement of Fiscal Year 2004, and within 30 days of the commencement of each Fiscal Year thereafter, financial projections for Borrower and the Subsidiaries for such Fiscal Year (including monthly operating and cash flow budgets) prepared in a manner consistent with the projections delivered by Borrower to Lenders prior to the Closing Date or otherwise in a manner reasonably satisfactory to Agent, accompanied by a certificate of a Chief Financial Officer of Borrower on behalf of Borrower to the effect that (a) such projections were prepared by Borrower in good faith, (b) Borrower had a reasonable basis for the assumptions contained in such projections at the time delivered and (c) such projections have been prepared in accordance with such assumptions.

         6.1.9 Subordinated Debt Notices. Promptly following receipt, copies of any material notices (including notices of default or acceleration) received from any holder or trustee of, under or with respect to any Subordinated Debt.

         6.1.10 Other Information. Promptly from time to time, such other information concerning Borrower and the Subsidiaries as any Lender or Agent may reasonably request.

         6.2 Books; Records; Inspections. Keep, and cause each Subsidiary to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each Subsidiary to permit, Agent (accompanied by any Lender) or any representative thereof to inspect the properties and operations of Borrower or such Subsidiary; and permit, and cause each Subsidiary to permit, during normal business hours and with reasonable notice (or at any time without notice if an Event of Default exists), Agent (accompanied by any Lender) or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and Borrower hereby authorizes such independent auditors to discuss such financial matters with any Lender or Agent or any representative thereof), and to examine (and, at the expense of Borrower or the applicable Subsidiary, photocopy extracts from) any of its books or other records; and permit, and cause each Subsidiary to permit, Agent and its representatives to inspect the Collateral and other tangible assets of Borrower or such Subsidiary, to perform appraisals of the equipment of Borrower or such Subsidiary, and to inspect, audit, check and make copies of and extracts from the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to any Collateral. All such inspections or audits by Agent shall be at Borrower's expense, provided that so long as no Event of Default or Default exists, Borrower shall not be required to reimburse Agent for appraisals more frequently than once each Fiscal Year.

         6.3 Maintenance of Property; Insurance. (a) Keep, and cause each Subsidiary to keep, all property useful and necessary in the business of Borrower or such Subsidiary in substantially the same working order and condition as of the Closing Date or as of the date such property was acquired if such date is a later date, ordinary wear and tear excepted.

             (a) Maintain, and cause each Subsidiary to maintain, with responsible insurance companies, such insurance coverage as shall be required by all laws, governmental regulations and court decrees and orders applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated; provided that in any event, such insurance shall insure against all risks and liabilities of the type insured against as of the Closing Date and shall have insured amounts no less than, and deductibles no higher than, those amounts provided for as of the Closing Date. Upon request of Agent or any Lender, Borrower shall furnish to Agent or such Lender a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by Borrower and the Subsidiaries. Borrower shall cause each issuer of an insurance policy to provide Agent with an endorsement (i) showing Agent as a loss payee with respect to each policy of property or casualty insurance and naming Agent as an additional insured with respect to each policy of liability insurance, (ii) providing that 30 days' notice will be given to Agent prior to any cancellation of, or material reduction or change in coverage provided by or other material modification to such policy and (iii) reasonably acceptable in all other respects to Agent. Borrower shall execute and deliver to Agent a collateral assignment, in form and substance satisfactory to Agent, of each business interruption insurance policy maintained by Borrower.

                 Unless Borrower provides Agent with evidence of the continuing insurance coverage required by this Agreement, Agent may purchase insurance at Borrower's expense to protect

Agent's and Lenders' interests in the Collateral. This insurance may, but need not, protect Borrower's interests. The coverage that Agent purchases may, but need not, pay any claim that is made against Borrower in connection with the Collateral. Borrower may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that Borrower has obtained the insurance coverage required by this Agreement. If Agent purchases insurance for the Collateral, as set forth above, Borrower will be responsible for the costs of that insurance, including interest and any other charges that may be imposed with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance and the costs of the insurance may be added to the principal amount of the Loans owing hereunder.

         6.4 Compliance with Laws; Payment of Taxes and Liabilities. (a) Comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect; and (b) pay, and cause each Subsidiary to pay, prior to delinquency, all taxes and other governmental charges against it or any of its property, as well as claims of any kind which, if unpaid, could become a Lien on any of its property; provided that the foregoing shall not require Borrower or any Subsidiary to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP.

         6.5 Maintenance of Existence. Maintain and preserve, and (subject to Section 7.5) cause each Subsidiary to maintain and preserve, (a) its existence and good standing in the jurisdiction of its organization and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary, other than any such jurisdiction where the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.

         6.6 Employee Benefit Plans. Except as would not reasonably be expected to have a Material Adverse Effect, maintain, and cause each Subsidiary to maintain, each Pension Plan in substantial compliance with all applicable requirements of law and regulations.

         6.7 Environmental Matters. If any release or disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of Borrower or any Subsidiary, cause, or direct the applicable Subsidiary to cause, the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as is necessary to comply with all Environmental Laws and to materially preserve the value of such real property or other assets. Without limiting the generality of the foregoing, Borrower shall, and shall cause each Subsidiary to, materially comply with each valid and enforceable Federal or state judicial or administrative order requiring the performance at any real property by Borrower or any Subsidiary of activities in response to the release or threatened release of a Hazardous Substance.

         6.8 Further Assurances. Take, and cause each Subsidiary to take, such actions as are necessary or as Agent or the Required Lenders may reasonably request from time to time to ensure that the Obligations of Borrower and each Subsidiary under the Loan Documents are secured by substantially all of the assets of Borrower and each domestic Subsidiary (as well as all equity interests of each domestic Subsidiary and 65% of all equity interests of each direct foreign Subsidiary) and guaranteed by each domestic Subsidiary (including, promptly upon the acquisition or creation thereof, any Subsidiary acquired or created after the Closing Date), in each case including (a) the execution and delivery of guaranties, security agreements, pledge agreements, mortgages, deeds of trust, financing statements and other documents, and the filing or recording of any of the foregoing and (b) the delivery of certificated securities and other Collateral with respect to which perfection may be obtained by possession.

         6.9 Intentionally Omitted.

         6.10 Tax Shelter Registration. If a Lender or the Agent reasonably determines that the transactions contemplated hereby (or any single transaction contemplated hereby) is part of a transaction that is subject to Treasury Regulation Section 1.6011-4 or Treasury Regulation Section 301.6112-1, such Lender or Agent, as applicable, may file the returns or maintain the lists and other records required by such Treasury Regulations. To the extent a Lender or Agent determines to maintain such list, the Borrower and each Subsidiary shall cooperate with the Lender and Agent in obtaining the information required under such Treasury Regulations.

         6.11 The Dwyer Group Canada Inc. Borrower shall, promptly upon the commercially reasonable request by Agent, cause to be delivered to Agent a pledge agreement effective under Canadian law with respect to the 65% of the capital stock of The Dwyer Group Canada Inc. along with an opinion of Canadian counsel in form and substance reasonably satisfactory to Agent opining as to the enforceability of such pledge and such other matters as the Agent may reasonably request.

         Section 7 Negative Covenants.

         Until the expiration or termination of the Commitments and thereafter until all Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) of Borrower hereunder and under the other Loan Documents are paid in full and all Letters of Credit have been terminated, Borrower agrees that, unless at any time Required Lenders shall otherwise expressly consent in writing, Holdings and Borrower will:

         7.1 Debt. Not, and not permit any Subsidiary to, create, incur, assume or suffer to exist any Debt, except:

                  (a) Obligations under this Agreement and the other Loan Documents;

                  (b) Debt secured by Liens permitted by Section 7.2(d), and extensions, renewals and refinancings thereof; provided that the aggregate amount of all such Debt at any time outstanding shall not exceed $350,000;

                  (c) Debt of Borrower to any domestic Wholly-Owned Subsidiary or Debt of any domestic Wholly-Owned Subsidiary to Borrower or another domestic Wholly-Owned Subsidiary; provided that such Debt shall be evidenced by note in form and substance reasonably satisfactory to Agent and pledged and delivered to Agent pursuant to the Guarantee and Collateral Agreement as additional collateral security for the Obligations, and the obligations under such note shall be subordinated to the Obligations of Borrower hereunder in a manner reasonably satisfactory to Agent;

                  (d) Hedging Obligations incurred for bona fide hedging purposes and not for speculation;

                  (e) Debt described on Schedule 7.1 as of the Closing Date, and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased;

                  (f) Debt evidenced by the Subordinated Notes to the extent permitted by the Subordination Agreement;

                  (g) Contingent Obligations arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions permitted under Section 7.5; and

                  (h) other Debt, in addition to the Debt listed above, in an aggregate outstanding amount not at any time exceeding $250,000.

         7.2 Liens. Not, and not permit any Subsidiary to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

                  (a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;

                  (b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law, (ii) Liens that constitute restrictions, easements or other encumbrances on real property and
         (iii) Liens incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves;

                  (c) Liens described on Schedule 7.2 as of the Closing Date;

                  (d) subject to the limitation set forth in Section 7.1(b), Liens (i) arising in connection with Capital Leases (and attaching only to the property being leased), (ii) existing on property at the time of the acquisition thereof by Borrower or any Subsidiary (and not created in contemplation of such acquisition) and (iii) that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within 90 days of the acquisition thereof and attaches solely to the property so acquired;

                  (e) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $100,000 arising in connection with court proceedings; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

                  (f) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of Borrower or any Subsidiary;

                  (g) Liens arising under the Loan Documents; and

                  (h) the replacement, extension or renewal of any Lien permitted by clause (c) above upon or in the same property subject thereto arising out of the extension, renewal or replacement of the Debt secured thereby (without increase in the amount thereof).

         7.3 Intentionally Omitted.

         7.4 Restricted Payments. Not, and not permit any Subsidiary to, (a) make any distribution to any of its equity holders, (b) purchase or redeem any of its equity interests or any warrants, options or other rights in respect thereof, (c) pay any management fees or similar fees to any of its equity holders or any Affiliate thereof, (d) make any redemption, prepayment, defeasance, repurchase or any other payment in respect of any Subordinated Debt or (e) set aside funds for any of the foregoing. Notwithstanding the foregoing,
(i) any Subsidiary may pay dividends or make other distributions to Borrower or to a domestic Wholly-Owned Subsidiary; (ii) Borrower may make distributions to Holdings to permit Holdings to pay federal and state income taxes then due and owing by Holdings (or its equity holders), so long as the amount of such distributions shall not be greater, nor the receipt by Borrower and its subsidiaries of tax benefits less, than they would have been had Borrower not filed consolidated income tax returns with such Person; (iii) so long as no Event of Default or Default exists or would result therefrom, Borrower may pay Management Fees to Riverside pursuant to the terms of the Advisory Agreement in an aggregate amount not exceeding $350,000 in any Fiscal Year (the "Advisory Fee") plus any increases to such Advisory Fee required by the Advisory Agreement (provided, however, that in the event any Management Fee is not permitted to be paid pursuant this clause (iii) because an Event of Default or Default exists or would result therefrom, such Management Fee shall accrue and may be paid at such time as no Event of Default or Default exists or would result therefrom) and provided, further, that reasonable out-of-pocket costs and expenses incurred solely with respect to the activities of Borrower and its Subsidiaries in the ordinary course of business may be paid, regardless of whether an Event of Default has occurred, in an amount not to exceed $200,000 in any Fiscal Year;
(iv) Borrower may pay to the Sponsor on the Closing Date the Closing Fee; (v) Borrower may make regularly scheduled payments of interest in respect of Subordinated Debt (other than the Subordinated Notes) to the extent permitted under the subordination provisions thereof; (vi) Borrower may make payments in respect of the Subordinated Notes to the extent permitted by the Subordination Agreement, (vii) Borrower may make distributions to Holdings to pay director's fees and expenses (including fees and expenses paid in connection with board observer rights) not to exceed $100,000 in any Fiscal Year and Holdings may pay such fees and expenses with such distributions; (viii) Borrower may make distributions to Holdings in an amount not to exceed $500,000 in the aggregate to permit Holdings to repurchase common stock or vested options of Holdings from employees of the Borrower and its Subsidiaries provided that no Default or Event of Default then exists or would result therefrom and provided, further, that Borrowing Availability shall exceed Revolving Outstandings by at least $1,000,000 after giving effect to such payment (and Holdings may apply such distributions to repurchase such stock or options); and (ix) Holdings may redeem its capital stock from its equity holders to the extent contemplated by the terms of the Reimbursement Agreement as in effect on the date hereof.

         7.5 Mergers; Consolidations; Asset Sales. (a) Not, and not permit any Subsidiary to, be a party to any merger or consolidation, except for (i) any such merger or consolidation of any Subsidiary into Borrower or any domestic Wholly-Owned Subsidiary and (ii) Acquisitions permitted under Section 7.11.

             (b) Not, and not permit any Subsidiary to, sell, transfer, convey or lease all or any substantial part of its assets or equity interests, or sell or assign with or without recourse any receivables, except for (i) the sale of Inventory in the ordinary course of business, and (ii) sales and dispositions of assets (excluding any equity interests of Borrower or any Subsidiary) for at least fair market value (as determined by the Board of Directors of Borrower) so long as the net book value of all assets sold or otherwise disposed of in any Fiscal Year does not exceed 10% of the net book value of the consolidated assets of Borrower and the Subsidiaries as of the last day of the preceding Fiscal Year.

         7.6 Modification of Organizational Documents. Not permit the charter, by-laws or other organizational documents of Borrower or any Subsidiary to be amended or modified in any way which could reasonably be expected to materially adversely affect the interests of Agent or any Lender.

         7.7 Use of Proceeds. Use the proceeds of the Loans, and the Letters of Credit, solely to finance the Related Transactions, for working capital, for Capital Expenditures and for other general business purposes; and not use or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying" any Margin Stock.

         7.8 Transactions with Affiliates. Other than those transactions listed on Schedule 7.8, not, and not permit any Subsidiary to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates other than Borrower and the Subsidiaries, which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates.

         7.9 Inconsistent Agreements. Not, and not permit any Subsidiary to, enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by Borrower hereunder or by the performance by Borrower or any Subsidiary of any of its Obligations hereunder or under any other Loan Document, (b) prohibit Borrower or any Subsidiary from granting to Agent and Lenders a Lien on any of its assets or (c) create or permit to exist or become effective (other than on the Closing Date with respect to the Subordinated Notes Documents) any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions to Borrower or any other Subsidiary, or pay any Debt owed to Borrower or any other Subsidiary,
(ii) make loans or advances to Borrower or any Subsidiary or (iii) transfer any of its assets or properties to Borrower or any Subsidiary, other than (A) customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the capital stock or assets of any Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary to be sold and such sale is permitted hereunder (B) restrictions or conditions imposed by any agreement relating to purchase money Debt, Capital Leases and other secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt and (C) customary provisions in leases and other contracts restricting the assignment thereof.

         7.10 Business Activities. Not, and not permit any Subsidiary to, engage in any line of business other than the businesses engaged in on the Closing Date and businesses reasonably related thereto. Not, and not permit any other Loan Party to, issue any equity interest other than (a) any issuance of shares of Holdings' common equity securities pursuant to any employee or director option or stock purchase program, benefit plan or compensation program, (b) any issuance by a Subsidiary to Borrower or another Subsidiary in accordance with
Section 7.4, or (c) the warrants for common stock of Holdings issued on the Closing Date (and the common stock issuable upon exercise thereof).

         7.11 Investments. Not, and not permit any Subsidiary to, make or permit to exist any Investment in any other Person, except the following:

                  (a) contributions by Borrower to the capital of any domestic Wholly-Owned Subsidiary, or by any Subsidiary to the capital of any other domestic Wholly-Owned Subsidiary, so long as the recipient of any such capital contribution has guaranteed the Obligations and such guaranty is secured by a pledge of all of its equity interests and substantially all of its real and personal property, in each case in accordance with Section 6.8;

                  (b) Investments constituting Debt permitted by Section 7.1(c);

                  (c) Contingent Obligations constituting Debt permitted by
         Section 7.1 or Liens permitted by Section 7.2;

                  (d) Cash Equivalent Investments;

                  (e) bank deposits in the ordinary course of business;

                  (f) Investments in securities of Account Debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Account Debtors;

                  (g) Investments listed on Schedule 7.11 as of the Closing
         Date;

                  (h) Investments by the Borrower and its Subsidiaries consisting of advances to employees of such Persons in connection with travel, moving and emergency expenses in an amount not to exceed $150,000 in the aggregate at any one time outstanding;

                  (i) any purchase or other acquisition by Borrower or any domestic Wholly-Owned Subsidiary of the assets or equity interests of any Subsidiary;

                  (j) other Investments not listed above in an aggregate amount not to exceed $250,000 in the aggregate.

         7.12 Restriction of Amendments to Certain Documents. Not amend or otherwise modify, or waive any rights under (a) any Related Agreement (other than the Subordinated Notes Documents), other than immaterial amendments, modifications and waivers not adverse to the interests of Agent or any Lender or
(b) any provisions of any Subordinated Debt (other than the Subordinated Notes Documents) except as expressly permitted by the terms of the applicable Subordination Agreement; (c) the Subordinated Notes Documents except as expressly permitted by the terms of the Subordination Agreement.

         7.13 Fiscal Year. Not change its Fiscal Year.

         7.14 Financial Covenants.

         7.14.1 Fixed Charge Coverage Ratio. Not permit the Fixed Charge Coverage Ratio for any Computation Period to be less than the applicable ratio set forth below for such Computation Period:

                  Computation Period Ending                                             Ratio
                  -------------------------                                             -----
                  December 31, 2003                                                    1.05:1.0
                  March 31, 2004                                                       1.05:1.0
                  June 30, 2004                                                        1.05:1.0
                  September 30, 2004                                                   1.05:1.0
                  December 31, 2004                                                    1.05:1.0
                  March 30, 2005 and thereafter                                        1.10:1.0


         7.14.2 Intentionally Omitted.

         7.14.3 Senior Debt to EBITDA Ratio. Not permit the Senior Debt to EBITDA Ratio as of the last day of any Computation Period to exceed the applicable ratio set forth below for such Computation Period:

                  Computation Period Ending                                             Ratio
                  -------------------------                                             -----
                  December 31, 2003                                                    3.20:1.0
                  March 31, 2004                                                       3.00:1.0
                  June 30, 2004                                                        2.75:1.0
                  September 30, 2004                                                   2.65:1.0
                  December 31, 2004                                                    2.50:1.0
                  March 31, 2005                                                       2.50:1.0
                  June 30, 2005                                                        2.25:1.0
                  September 30, 2005                                                   2.00:1.0
                  December 31, 2005                                                    1.75:1.0
                  March 31, 2006                                                       1.75:1.0
                  June 30, 2006                                                        1.50:1.0
                  September 30, 2006                                                   1.50:1.0
                  December 31, 2006                                                    1.35:1.0
                  March 31, 2007                                                       1.35:1.0
                  June 30, 2007                                                        1.25:1.0
                  September 30, 2007                                                   1.25:1.0
                  December 31, 2007                                                    1.25:1.0
                  March 31, 2008                                                       1.25:1.0
                  June 30, 2008 and thereafter                                         1.00:1.0


         7.14.4 Total Debt to EBITDA Ratio. Not permit the Total Debt to EBITDA Ratio as of the last day of any Computation Period to exceed the applicable ratio set forth below for such Computation Period:

                  Computation Period Ending                                             Ratio
                  -------------------------                                             -----
                  December 31, 2003                                                    4.40:1.0
                  March 31, 2004                                                       4.15:1.0
                  June 30, 2004                                                        3.90:1.0
                  September 30, 2004                                                   3.85:1.0
                  December 31, 2004                                                    3.70:1.0
                  March 31, 2005                                                       3.50:1.0
                  June 30, 2005                                                        3.25:1.0
                  September 30, 2005                                                   3.00:1.0
                  December 31, 2005                                                    2.85:1.0
                  March 31, 2006                                                       2.75:1.0
                  June 30, 2006                                                        2.50:1.0
                  September 30, 2006                                                   2.50:1.0
                  December 31, 2006                                                    2.35:1.0
                  March 31, 2007                                                       2.25:1.0
                  June 30, 2007                                                        2.10:1.0
                  September 30, 2007                                                   2.10:1.0
                  December 31, 2007                                                    2.10:1.0
                  March 31, 2008 and thereafter                                        2.00:1.0


         7.14.5 EBITDA. Not permit EBITDA for any Computation Period to be less than the applicable amount set forth below for such Computation Period:

                  Computation Period Ending                                             Ratio
                  -------------------------                                             -----
                  December 31, 2003                                                   $7,100,000
                  March 31, 2004                                                      $7,200,000
                  June 30, 2004                                                       $7,500,000
                  September 30, 2004                                                  $7,500,000
                  December 31, 2004                                                   $7,500,000
                  March 31, 2005                                                      $7,750,000
                  June 30, 2005                                                       $8,000,000
                  September 30, 2005                                                  $8,250,000
                  December 31, 2005                                                   $8,500,000
                  March 31, 2006                                                      $9,000,000
                  June 30, 2006                                                       $9,250,000
                  September 30, 2006                                                  $9,500,000
                  December 31, 2006                                                   $9,750,000
                  March 31, 2007 and thereafter                                       $10,000,000


         7.14.6 Capital Expenditures.

                (a) Not permit the aggregate amount of all Capital Expenditures made by Borrower and the Subsidiaries in any Fiscal Year beginning with Fiscal Year 2004 to exceed $400,000 for such Fiscal Year.

                (b) Notwithstanding the foregoing, in the event that the amount of Capital Expenditures permitted to be made by the Borrower and the Subsidiaries pursuant to clause (a) above in any Fiscal Year (before giving effect to any increase in such permitted expenditure amount pursuant to this clause (b)) is greater than the amount of such Capital Expenditures made by the Borrower and the Subsidiaries during such Fiscal Year, 50% of such excess (the "Rollover Amount") may be carried forward and utilized to make Capital Expenditures in the next succeeding Fiscal Year provided, for purposes of determining compliance with clause (a) above, any Capital Expenditures made in such succeeding Fiscal Year shall be deemed made first out of the Rollover Amount for such Fiscal Year.

                (c) Notwithstanding the foregoing, Borrower may incur Waco Build-out Capex in an amount not to exceed $1,200,000 in the aggregate, which amount shall not be included for purposes of calculating Capital Expenditures pursuant to clause (a) or clause (b) of this Section 7.14.6.

         7.15 Sale-Leasebacks. Not, and will not permit any of the Subsidiaries to, directly or indirectly, sell or otherwise dispose of any of its property if, as part of the same transaction or series of related transactions, any such Person shall then or thereinafter rent or lease as lessee, or similarly acquire the right to possession or use of, such property (or a major portion thereof), or other property which it intends to use for substantially the same purpose or purposes, under any lease, agreement or other arrangement which obligates any such Person to pay rent as lessee or make any other payments for such possession or use.

         Section 8 Events of Default; Remedies.

         8.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

         8.1.1 Non-Payment of Credit. Default in the payment when due of the principal of any Loan; or default, and continuance thereof for two days, in the payment when due of any interest, fee, reimbursement obligation with respect to any Letter of Credit or other amount payable by Borrower hereunder or under any other Loan Document.

         8.1.2 Default Under Other Debt. Any default shall occur under the terms applicable to any Debt of any Loan Party in an aggregate amount (for all such Debt so affected and including undrawn committed or available amounts and amounts owing to all creditors under any combined or syndicated credit arrangement) exceeding $500,000 and such default shall (a) consist of the failure to pay such Debt when due, whether by acceleration or otherwise, or (b) accelerate the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable (or require Borrower or any Subsidiary to purchase or redeem such Debt or post cash collateral in respect thereof) prior to its expressed maturity.

         8.1.3 Bankruptcy; Insolvency. Any Loan Party becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or any Loan Party applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian such Loan Party or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for any Loan Party or for a substantial part of the property of any thereof and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of any Loan Party, and if such case or proceeding is not commenced by such Loan Party, it is consented to or acquiesced in by such Loan Party, or remains for 60 days undismissed; or any Loan Party takes any action to authorize, or in furtherance of, any of the foregoing.

         8.1.4 Non-Compliance with Loan Documents. (a) Failure by Borrower or Holdings to comply with or to perform any covenant set forth in Sections 6.1.1, 6.1.2, 6.1.3, 6.1.4, 6.1.5(a), 6.1.6, 6.3(b) and (c), 6.5, 6.7, 6.9 and 7; or
(b) failure by any Loan Party to comply with or to perform any other provision of this Agreement or any other Loan Document applicable to it (and not constituting an Event of Default under any other provision of this Section 8) and continuance of such failure described in this clause (b) for 30 days.

         8.1.5 Representations; Warranties. Any representation or warranty made by any Loan Party herein or any other Loan Document is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by any Loan Party to Agent or any Lender in connection herewith is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

         8.1.6 Pension Plans. Except as would not reasonably be expected to have a Material Adverse Effect, (a) Institution of any steps by any Person to terminate a Pension Plan if as a result of such termination Borrower or any member of the Controlled Group could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan; (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; or (c) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan.

         8.1.7 Judgments. Final judgments which exceed an aggregate of $500,000 shall be rendered against any Loan Party and shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within 45 days after entry or filing of such judgments.

         8.1.8 Invalidity of Collateral Documents. Any Collateral Document shall cease to be in full force and effect in any material respect; or any Loan Party (or any Person by, through or on behalf of any Loan Party) shall contest in any manner the validity, binding nature or enforceability of any Collateral Document.

         8.1.9 Invalidity of Subordination Provisions. Any subordination provision in any document or instrument governing Subordinated Debt, or any subordination provision in any guaranty by any Loan Party of any Subordinated Debt, shall cease to be in full force and effect or cease to be enforceable against any holder of Subordinated Debt by Agent and the Lenders, or any Person (including the holder of any applicable Subordinated Debt) shall contest in any manner the validity, binding nature or enforceability of any such provision.

         8.1.10 Change of Control. A Change of Control occurs.

         8.2 Remedies. If any Event of Default described in Section 8.1.3 shall occur in respect of the Borrower, the Commitments shall immediately terminate and the Loans and all other Obligations hereunder shall become immediately due and payable and Borrower shall become immediately obligated to Cash Collateralize all Letters of Credit in a manner acceptable to Agent, all without presentment, demand, protest or notice of any kind; and, if any other Event of Default shall occur and be continuing, Agent (upon the written request of Required Lenders) shall declare the Commitments to be terminated in whole or in part and/or declare all or any part of the Loans and other Obligations hereunder to be due and payable and/or demand that Borrower immediately Cash Collateralize all or any Letters of Credit in a manner acceptable to Agent, whereupon the Commitments shall immediately terminate (or be reduced, as applicable) and/or the Loans and other Obligations hereunder shall become immediately due and payable (in whole or in part, as applicable) and/or Borrower shall immediately become obligated to Cash Collateralize the Letters of Credit (all or any, as applicable) in a manner acceptable to Agent, all without presentment, demand, protest or notice of any kind. Agent shall promptly advise Borrower of any such declaration, but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing, the effect as an Event of Default of any event described in Section 8.1.1 or Section 8.1.3 or may only be waived by the written concurrence of each Lender, and the effect as an Event of Default of any other event described in this Section 8 may be waived by the written concurrence of Required Lenders. Any cash collateral delivered hereunder shall be held by Agent (without liability for interest thereon) and applied to Obligations arising in connection with any drawing under a Letter of Credit. After the expiration or termination of all Letters of Credit, such cash collateral shall be applied by Agent to any remaining Obligations hereunder and any excess shall be delivered to Borrower or as a court of competent jurisdiction may elect.

         Section 9 Agent.

         9.1 Appointment; Authorization. Each Lender hereby irrevocably appoints, designates and authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent.

             (a) Subject to Section 2.3.3(b), Issuing Lender shall act on behalf of Lenders (according to their Pro Rata Revolving Share) with respect to any Letters of Credit issued by it and the documents associated therewith. Issuing Lender shall have all of the benefits and immunities (i) provided to Agent in this Section 9 with respect to any acts taken or omissions suffered by Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Agent", as used in this Section 9, included Issuing Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to Issuing Lender.

         9.2 Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         9.3 Limited Liability. None of Agent or any of its directors, officers, employees or agents shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except to the extent resulting from its own gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction), or (b) be responsible in any manner to any Lender for any recital, statement, representation or warranty made by Borrower or any Subsidiary or Affiliate of Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (or the creation, perfection or priority of any Lien or security interest therein), or for any failure of Borrower or any other party to any Loan Document to perform its Obligations hereunder or thereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower or any of Borrower's Subsidiaries or Affiliates.

         9.4 Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of Required Lenders as it deems appropriate and, if it so requests, confirmation from Lenders of their obligation to indemnify Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon each Lender.

         9.5 Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Default except with respect to defaults in the payment of principal, interest and fees required to be paid to Agent for the account of Lenders, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Event of Default or Default and stating that such notice is a "notice of default". Agent will notify Lenders of its receipt of any such notice. Agent shall take such action with respect to such Event of Default or Default as may be requested by Required Lenders in accordance with Section 8; provided that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Default as it shall deem advisable or in the best interest of Lenders.

         9.6 Credit Decision. Each Lender acknowledges that Agent has not made any representation or warranty to it, and that no act by Agent hereafter taken, including any review of the affairs of Borrower and the Subsidiaries, shall be deemed to constitute any representation or warranty by Agent to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and the Subsidiaries, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly herein required to be furnished to Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of Borrower which may come into the possession of Agent.

         9.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, each Lender shall indemnify upon demand Agent and its directors, officers, employees and agents (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), pro rata, from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including Legal Costs, except to the extent any thereof result from the applicable Person's own gross negligence, bad faith or willful misconduct, as determined by a court of competent jurisdiction. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Legal Costs) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section 9.7 shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit, any foreclosure under, or modification, release or discharge of, any or all of the Collateral Documents, termination of this Agreement and the resignation or replacement of Agent.

         9.8 Agent Individually. Madison and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and its Subsidiaries and Affiliates as though Madison were not Agent hereunder and without notice to or consent of any Lender. Each Lender acknowledges that, pursuant to such activities, Madison or its Affiliates may receive information regarding Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of Borrower or such Affiliate) and acknowledge that Agent shall be under no obligation to provide such information to them. With respect to their Loans (if any), Madison and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though Madison were not Agent, and the terms "Lender" and "Lenders" include Madison and its Affiliates, to the extent applicable, in their individual capacities.

         9.9 Successor Agent. Agent may resign as Agent upon 30 days' notice to Lenders. If Agent resigns under this Agreement, Required Lenders shall, with (so long as no Event of Default exists) the consent of Borrower (which shall not be unreasonably withheld or delayed), appoint from among Lenders a successor agent for Lenders. If no successor agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Lenders and Borrower, a successor agent from among Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent, and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 9 and Sections 10.4 and 10.5 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of Agent hereunder until such time, if any, as Required Lenders appoint a successor agent as provided for above.

         9.10 Collateral Matters. Lenders irrevocably authorize Agent, at its option and in its discretion, (a) to release any Lien granted to or held by Agent under any Collateral Document (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations and the expiration or termination of all Letters of Credit; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; or (iii) subject to Section 10.1, if approved, authorized or ratified in writing by Required Lenders; or (b) to subordinate its interest in any Collateral to any holder of a Lien on such Collateral which is permitted by clause (d) of Section 7.2 (it being understood that Agent may conclusively rely on a certificate from Borrower in determining whether the Debt secured by any such Lien is permitted by Section 7.1(b)). Upon request by Agent at any time, Lenders will confirm in writing Agent's authority to release, or subordinate its interest in, particular types or items of Collateral pursuant to this Section
9.10. Each Lender hereby authorizes Agent to give blockage notices in connection with the Subordinated Debt at the direction of Required Lenders and agrees that it will not act unilaterally to deliver such notices.

         Section 10 Miscellaneous.

         10.1 Waiver; Amendments. No delay on the part of Agent or any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Notes shall in any event be effective unless the same shall be in writing and approved by Lenders having aggregate Pro Rata Shares of not less than the aggregate Pro Rata Shares expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement, by Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent shall increase any Commitment of any Lender without such Lender's consent, extend the date scheduled for payment of any principal of (except as set forth below) or interest on the Loans (other than default rates) or any fees payable hereunder or reduce the principal amount of any Loan, the rate of interest thereon (other than default rates) or any fees payable hereunder, without, in each case, the consent of each Lender affected thereby. No amendment, modification, waiver or consent shall, except in connection with a Disposition permitted by Section 7.5, release any party from its guaranty under the Guarantee and Collateral Agreement or all or any substantial part of the Collateral granted under the Collateral Documents, change the definition of Required Lenders, change any provision of this Section
10.1 or reduce the aggregate Pro Rata Share required to effect any amendment, modification, waiver or consent, without, in each case, the consent of all Lenders. No provision of Sections 2.10.2 or 2.10.3 with respect to the timing or application of mandatory prepayments of the Loans shall be amended, modified or waived without the consent of Lenders having a majority of the aggregate Pro Rata Shares of the Term Loans affected thereby. No provision of Section 9 or other provision of this Agreement affecting Agent in its capacity as such shall be amended, modified or waived without the consent of Agent. No provision of this Agreement relating to the rights or duties of Issuing Lender in its capacity as such shall be amended, modified or waived without the consent of Issuing Lender.

         10.2 Notices. Except as otherwise provided in Sections 2.2.2 and 2.2.3, all notices hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at its address shown on Annex II or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received. For purposes of Sections 2.2.2 and 2.2.3, Agent shall be entitled to rely on telephonic instructions from any person that Agent in good faith believes is an authorized officer or employee of Borrower, and Borrower shall hold Agent and each other Lender harmless from any loss, cost or expense resulting from any such reliance.

         10.3 Computations. Unless otherwise specifically provided herein, any accounting term used in this Agreement (including in Section 7.14 or any related definition) shall have the meaning customarily given such term in accordance with GAAP, and all financial computations (including pursuant to Section 7.14 and the related definitions, and with respect to the character or amount of any asset or liability or item of income or expense, or any consolidation or other accounting computation) hereunder shall be computed in accordance with GAAP consistently applied; provided that if Borrower notifies Agent that Borrower wishes to amend any covenant in Section 7.14 (or any related definition) to eliminate or to take into account the effect of any change in GAAP on the operation of such covenant (or if Agent notifies

Borrower that Required Lenders wish to amend Section 7.14 (or any related definition) for such purpose), then Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant (or related definition) is amended in a manner satisfactory to Borrower and Required Lenders. The explicit qualification of terms or computations by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing.

         10.4 Costs; Expenses. Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of Agent (including Legal Costs) in connection with the preparation, execution, syndication, delivery and administration (including perfection and protection of Collateral) of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), and all reasonable out-of-pocket costs and expenses (including Legal Costs) incurred by Agent and, in addition to counsel for the Agent, one additional counsel for all Lenders after an Event of Default in connection with the collection of the Obligations and enforcement of this Agreement, the other Loan Documents or any such other documents. In addition, Borrower agrees to pay, and to save Agent and Lenders harmless from all liability for, any fees of Borrower's auditors in connection with any reasonable exercise by Agent and Lenders of their rights pursuant to Section
6.2. All Obligations provided for in this Section 10.4 shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit and termination of this Agreement).

         10.5 Indemnification by Borrower. In consideration of the execution and delivery of this Agreement by Agent and Lenders and the agreement to extend the Commitments provided hereunder, Borrower hereby agrees to indemnify, exonerate and hold Agent, each Lender and each of the officers, directors, employees, Affiliates and agents of Agent and each Lender (each a "Lender Party") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including Legal Costs (collectively, the "Indemnified Liabilities"), incurred by Lender Parties or any of them as a result of, or arising out of, or relating to (a) any tender offer, merger, purchase of equity interests, purchase of assets (including the Related Transactions) or other similar transaction financed or proposed to be financed in whole or in part, directly or indirectly, with the proceeds of any of the Loans, (b) the investigation, cleanup or remediation required under Environmental Laws arising out of the use, handling, release, emission, discharge, transportation, storage, treatment or disposal of any hazardous substance at any property owned or leased by Borrower or any Subsidiary, (c) any violation of any Environmental Laws with respect to conditions at any property owned or leased by Borrower or any Subsidiary or the operations conducted thereon, (d) the investigation, cleanup or remediation required under Environmental Laws of offsite locations at which Borrower or any Subsidiary or their respective predecessors are alleged to have directly or indirectly disposed of hazardous substances or (e) the execution, delivery, performance or enforcement of this Agreement or any other Loan Document by any Lender Party, except to the extent any such Indemnified Liabilities result from the applicable Lender Party's own gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction. If and to the extent that the foregoing undertaking may be unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. All Obligations provided for in this Section 10.5 shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit, any foreclosure under, or any modification, release or discharge of, any or all of the Collateral Documents and termination of this Agreement.

         10.6 Marshaling; Payments Set Aside. Neither Agent nor any Lender shall be under any obligation to marshal any assets in favor of Borrower or any other Person or against or in payment of any or all of the Obligations hereunder. To the extent that Borrower makes a payment or payments to Agent or any Lender, or Agent or any Lender enforces its Liens or exercises its rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent in its discretion) to be repaid to a trustee, receiver or any other party in connection with any bankruptcy, insolvency or similar proceeding, or otherwise, then (a) to the extent of such recovery, the obligation hereunder or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred and (b) each Lender severally agrees to pay to Agent upon demand its ratable share of the total amount so recovered from or repaid by Agent.

         10.7 Nonliability of Lenders. The relationship between Borrower on the one hand and Lenders and Agent on the other hand shall be solely that of borrower and lender. Neither Agent nor any Lender shall have any fiduciary responsibility to Borrower. Neither Agent nor any Lender undertakes any responsibility to Borrower to review or inform Borrower or any matter in connection with any phase of Borrower's business or operations. Execution of this Agreement by Borrower constitutes a full, complete and irrevocable release of any and all claims which Borrower may have at law or in equity in respect of all prior discussions and understandings, oral or written, relating to the subject matter of this Agreement and the other Loan Documents. Neither Agent nor any Lender shall have any liability with respect to, and Borrower hereby waives, releases and agrees not to sue for, any special, indirect, punitive or consequential damages or liabilities.

         10.8 Assignments; Participations.

         10.8.1 Assignments. (a) Any Lender may at any time assign to one or more Persons (any such Person, an "Assignee") all or any portion of such Lender's Loans and Commitments, with the prior written consent of Agent, Issuing Lender (for an assignment of the Revolving Loans and the Revolving Loan Commitment) and, so long as no Event of Default exists, Borrower (which consents shall not be unreasonably withheld or delayed and shall not be required for an assignment by a Lender to a Lender or an Affiliate of a Lender). Except as Agent may otherwise agree, any such assignment shall be in a minimum aggregate amount equal to $5,000,000 (or, $1,000,000, in the case of the Term B Loan) or, if less, the Commitment or the principal amount of the Loan being assigned. Borrower and Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned to an Assignee until Agent shall have received and accepted an effective Assignment Agreement executed, delivered and fully completed by the applicable parties thereto and a processing fee of $3,500. No assignment may be made to any Person if at the time of such assignment Borrower would be obligated to pay any greater amount under
Section 3 to the Assignee than Borrower is then obligated to pay to the assigning Lender under such Sections (and if any assignment is made in violation of the foregoing, Borrower will not be required to pay such greater amounts). Any attempted assignment not made in accordance with this Section 10.8.1 shall be treated as the sale of a participation under Section 10.8.2. Borrower shall be deemed to have granted its consent to any assignment requiring its consent hereunder unless Borrower has expressly objected to such assignment within five Business Days after notice thereof.

         (b) From and after the date on which the conditions described above have been met, (i) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (ii) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, shall be released from its rights (other than its indemnification rights) and obligations hereunder. Upon the request of the Assignee (and, as applicable, the assigning Lender) pursuant to an effective Assignment Agreement, Borrower shall execute and deliver to Agent for delivery to the Assignee (and, as applicable, the assigning Lender) a Note in the principal amount of the Assignee's Pro Rata Share of the Revolving Loan Commitment plus the principal amount of the Assignee's Term Loans (and, as applicable, a Note in the principal amount of the Pro Rata Share of the Revolving Loan Commitment retained by the assigning Lender plus the principal amount of the Term Loans retained by the assigning Lender). Each such Note shall be dated the effective date of such assignment. Upon receipt by the assigning Lender of such Note, the assigning Lender shall return to Borrower any prior Note held by it.

         (c) Agent, acting solely for this purpose as an agent of Borrower, shall maintain at one of its offices in the United States a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of each Lender, and the Commitments of, and principal amount of the Loans owing to, such Lender pursuant to the terms hereof. The entries in such register shall be conclusive, and Borrower, Agent and Lenders may treat each Person whose name is recorded therein pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by Borrower and any Lender, at any reasonable time upon reasonable prior notice to Agent.

         (d) Notwithstanding the foregoing provisions of this Section 10.8.1 or any other provision of this Agreement, any Lender may at any time assign all or any portion of its Loans and its Note as collateral security to a Federal Reserve Bank or, as applicable, to such Lender's trustee for the benefit of its investors (but no such assignment shall release any Lender from any of its obligations hereunder).

         (e) Notwithstanding any other provision of this Agreement to the contrary, neither the Lenders nor any of their successors or assigns shall assign or transfer any interest herein without obtaining a prior determination from Borrower that any such assignment or transfer would not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the IRC.

         10.8.2 Participations. Any Lender may at any time sell to one or more Persons participating interests in its Loans, Commitments or other interests hereunder (any such Person, a "Participant"). In the event of a sale by a Lender of a participating interest to a Participant, (a) such Lender's obligations hereunder shall remain unchanged for all purposes, (b) Borrower and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder and (c) all amounts payable by Borrower shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. No Participant shall have any direct or indirect voting rights hereunder except with respect to any event described in Section 10.1 expressly requiring the unanimous vote of all Lenders or, as applicable, all affected Lenders. Each Lender agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Lender enters into with any Participant. Borrower agrees that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that such right of set-off shall be subject to the obligation of each Participant to share with Lenders, and Lenders agree to share with each Participant, as provided in Section 2.12.5. Borrower also agrees that each Participant shall be entitled to the benefits of Section 3 as if it were a Lender (provided that no Participant shall receive any greater compensation pursuant to Section 3 than would have been paid to the participating Lender if no participation had been sold).

         10.9 Confidentiality. Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts Agent or such Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all information provided to them by any Loan Party and designated as confidential, except that Agent and each Lender may disclose such information
(a) to Persons employed or engaged by Agent or such Lender in evaluating, approving, structuring or administering the Loans and the Commitments; (b) to any assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 10.9 (and any such assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any federal or state regulatory authority or examiner, or any insurance industry association, or as reasonably believed by Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Agent's or such Lender's counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any litigation to which Agent or such Lender is a party; (f) to any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender; or (g) that ceases to be confidential through no fault or gross negligence of Agent or any Lender. Notwithstanding the foregoing, Borrower consents to the publication by Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement, and Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements. Notwithstanding anything in this Agreement to the contrary, the Agent, the Lenders, the Borrower and all other parties to the transactions contemplated hereunder (collectively, the "Parties") hereby agree that all parties (and each employee, representative, or other agent of such Parties) may disclose to any and all persons, without limitation of any kind, the U.S. "tax treatment" or "tax structure" (in each case, within the meaning of Treasury Regulation section 1.6011-4) of the transactions contemplated hereunder and all materials of any kind (including opinions or other tax analyses) that are provided to such Parties relating to such U.S. "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation section 1.6011-4).

         10.10 Captions. Captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

         10.11 Nature of Remedies. All Obligations of Borrower and rights of Agent and Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law. No failure to exercise and no delay in exercising, on the part of Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         10.12 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt by telecopy of any executed signature page to this Agreement or any other Loan Document shall constitute effective delivery of such signature page.

         10.13 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         10.14 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof (except as relates to the fees described in Section 2.8.3) and any prior arrangements made with respect to the payment by Borrower of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of Agent or Lenders.

         10.15 Successors; Assigns. This Agreement shall be binding upon Borrower, Lenders and Agent and their respective successors and assigns, and shall inure to the benefit of Borrower, Lenders and Agent and the successors and assigns of Lenders and Agent. No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. Borrower may not assign or transfer any of its rights or Obligations under this Agreement without the prior written consent of Agent and each Lender.

         10.16 Governing Law. THIS AGREEMENT AND EACH NOTE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

         10.17 Forum Selection; Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         10.18 Waiver of Jury Trial. EACH OF BORROWER, AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                            [signature pages follow]

         The parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first set forth above.

                              TDG MERGER CO.
                              (To be merged with and into on the Closing Date:
                              THE DWYER GROUP, INC.)

                              By:
                                      ----------------------------------------
                              Title:
                                      ----------------------------------------





                    [Signature Page to The Dwyer Group, Inc.
                                Credit Agreement]

                                        MADISON CAPITAL FUNDING LLC,
                                        as Agent and a Lender

                                        By:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------




                    [Signature Page to The Dwyer Group, Inc.
                                Credit Agreement]

                                        FIRST AMERICAN BANK, SSB


                                        By:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------



                    [Signature Page to The Dwyer Group, Inc.
                                Credit Agreement]

                                     Annex I

                         Commitments and Pro Rata Shares

                                Revolving
                                Commitment         Pro Rata       Term A Loan       Pro Rata       Term B Loan      Pro Rata
         Lender                   Amount            Share         Commitment         Share         Commitment         Share
--------------------------      ----------         --------       -----------       --------       -----------      --------
 Madison Capital Funding        $3,000,000               50%      $ 4,500,000             45%      $ 8,500,000           100%
           LLC

First American Bank, SSB        $3,000,000               50%      $ 5,500,000             55%      $       -0-             0%
                                ----------         --------       -----------       --------       -----------      --------

         TOTALS                 $6,000,000              100%      $10,000,000            100%      $ 8,500,000           100%
                                ==========         ========       ===========       ========       ===========      ========

                                    Annex II

                                    Addresses

The Dwyer Group, Inc.

1010 N. University Parks Drive
P.O. Box 3146
Waco, Texas 76707
Attn: Chief Financial Officer
Telecopy: (254) 745-5097

with a copies to:
The Riverside Company
455 Market Street, Suite 1520
San Francisco, California 64105
Attention: Loren J. Schlachet
Telecopy: (415) 348-9561

and

Jones Day
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114
Attention: Rachel L. Rawson
Telecopy: (216) 579-0212

Madison Capital Funding LLC,
as Agent and a Lender

Address for Notices:

303 West Madison Street
Suite 1200
Chicago, Illinois 60606
Attention:   Account Manager
Telephone:   (312) 596-6900
Telecopy:    (312) 596-6950

Address for Payments:

Bank:        LaSalle Bank National Association
ABA #:       071000505
Account #:   5800299108
Reference:   Madison Capital Funding LLC
Address:     Chicago, Illinois  60603

First American Bank, SSB
as a Lender

Address for Notices:

8401 N. Central Expressway
Suite 500
Dallas, Texas 75225
Attention:   Account Manager
Telephone:   (972) 419-3310
Telecopy:    (972) 419-3589


Address for Payments:

Bank:        First American Bank, SSB
ABA #:       113193532
Account #:   065511170030
Reference:   The Dwyer Group, Inc.
Address:     Dallas, TX

                                    Exhibit A

                          Form of Assignment Agreement

                  This Assignment Agreement (this "Assignment Agreement") is entered into as of __________ by and between the Assignor named on the signature page hereto ("Assignor") and the Assignee named on the signature page hereto ("Assignee"). Reference is made to the Credit Agreement dated as of October 30, 2003 (as amended or otherwise modified from time to time, the "Credit Agreement") among The Dwyer Group, Inc. ("Borrower"), the financial institutions party thereto from time to time, as Lenders, and Madison Capital Funding LLC, as Agent. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement.

Assignor and Assignee agree as follows:

1. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor the interests set forth on the schedule attached hereto, in and to Assignor's rights and obligations under the Agreement as of the Effective Date (as defined below). Such purchase and sale is made without recourse, representation or warranty except as expressly set forth herein.

2. Assignor (i) represents that as of the Closing Date, it is the legal and beneficial owner of the interests assigned hereunder free and clear of any adverse claim, (ii) makes no other representation or warranty and assumes no responsibility with respect to any statement, warranties or representations made in or in connection with the Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement, any Loan Documents or any other instrument or document furnished pursuant thereto; and
(iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any other Person or the performance or observance by any Loan Party of its Obligations under the Agreement or the Loan Documents or any other instrument or document furnished pursuant thereto.

3. Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment Agreement; (ii) confirms that it has received a copy of the Agreement, together with copies of the most recent financial statements delivered pursuant thereto and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (iii) agrees that it will, independently and without reliance upon Agent, Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iv) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Agreement as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all obligations which by the terms of the Agreement are required to be performed by it as a Lender;
(vi) represents that on the date of this Assignment Agreement it is not presently aware of any facts that would cause it to make a claim under the Agreement; and (vii) if organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States, which have been duly executed, certifying as to Assignee's exemption from United States withholding taxes with respect to all payments to be made to Assignee under the Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty.

4. The effective date for this Assignment Agreement shall be as set forth on the schedule attached hereto (the "Effective Date"). Following the execution of this Agreement and Acceptance, it will be delivered to Agent for acceptance and recording by Agent pursuant to the Agreement.

5. Upon such acceptance and recording, from and after the Effective Date, (i) Assignee shall be a party to the Agreement and, to the extent provided in this Assignment Agreement, have the rights and obligations of a Lender thereunder and
(ii) Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights and be released from its obligations under the Agreement.

6. Upon such acceptance and recording, from and after the Effective Date, Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to Assignee. Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by Agent or with respect to the making of this assignment directly between themselves.

7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

                                  ASSIGNOR:

                                  ----------------------

                                  By:
                                          ---------------------------
                                  Title:
                                          ---------------------------



                                  ASSIGNEE:

                                  --------------------------------

                                  By:
                                          ---------------------------
                                  Title:
                                          ---------------------------


                                  Consented to:

                                  Madison Capital Funding LLC,
                                  as Agent

                                  By:
                                          ---------------------------
                                  Title:                             ]
                                          ---------------------------


                                  The Dwyer Group, Inc.

                                  By:
                                          ---------------------------
                                  Title:                             ]
                                          ---------------------------

                        Schedule to Assignment Agreement

Assignor:
                ---------------------
Assignee:
                ---------------------
Effective Date:
                ---------------------


                  Credit Agreement dated as of October 30, 2003 among The Dwyer Group, Inc., as Borrower, the financial institutions party thereto from time to time, as Lenders, and Madison Capital Funding LLC, as Agent

Interests Assigned:

                                   Revolving Loan
Commitment/Loan                    Commitment                    Term A Loan             Term  B Loan
-------------------------------    ---------------------------   --------------------    --------------------
Assignor Amounts                   $                             $                       $

Amounts Assigned                   $                             $                       $

Assignee Amounts

(post-assignment)                  $                             $                       $

Assignee Information:

Address for Notices:                                    Address for Payments:
___________________________                             Bank:           _______________
___________________________                             ABA #:          _______________
Attention:    _______________                           Account #:      _______________
Telephone:    _______________                           Reference:      _______________
Telecopy:     _______________

                                    Exhibit B

                         Form of Compliance Certificate

         Please refer to the Credit Agreement dated as of October 30, 2003 (as amended or otherwise modified from time to time, the "Credit Agreement") among the undersigned ("Borrower"), the financial institutions party thereto and Madison Capital Funding LLC, as Agent. This certificate (this "Certificate"), together with supporting calculations attached hereto, is delivered to Agent and Lenders pursuant to the terms of the Credit Agreement. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

         Enclosed herewith is a copy of the [annual audited/quarterly/monthly] report of Borrower as at ________________ (the "Computation Date"), which report fairly presents in all material respects the financial condition and results of operations [(subject to the absence of footnotes and to normal year-end adjustments)] of Borrower as of the Computation Date and has been prepared in accordance with GAAP consistently applied.

         Borrower hereby certifies and warrants that the computations set forth on the schedule attached hereto correspond to the ratios and/or financial restrictions contained in the Credit Agreement and such computations are true and correct as at the Computation Date.

         Borrower further certifies that no Event of Default or Default has occurred and is continuing.

         Borrower has caused this Certificate to be executed and delivered by its duly authorized officer on this ___ day of ____, 200_.

                                      THE DWYER GROUP, INC.


                                      By
                                        ----------------------------------------
                                      Title
                                           -------------------------------------

                       Schedule to Compliance Certificate
                          Dated as of _________________

A.       Section 7.14.1 - Minimum Fixed Charge Coverage Ratio

         1.       Consolidated Net Income                     $________

         2.       Plus:    Interest Expense                   $________
                           income tax expense                 $________
                           depreciation                       $________
                           amortization                       $________

         3.       Total (EBITDA)(1)                           $________

         4.       Income taxes(2) paid                        $________

         5.       Capital Expenditures(3)                     $________

         6.       Management Fees                             $________

         7.       Director Fees and Expenses                  $________

         8.       Sum of (4), (5), (6) and (7)                $________

         9.       Remainder of (3) minus (8)                  $________

         10.      Interest Expense paid in cash               $________

         11.      Scheduled payments of
                  principal of Debt
                  (including Term Loans but

                  excluding Revolving Loans)                  $________

         12.      Sum of (10) and (11)                        $________

         13.      Ratio of (9) to (12)                        ____ to 1

         12.      Minimum Required                            ____ to 1

----------
(1)  See definition of EBITDA for other addbacks.

(2) Other than any one time tax payment by the Borrower during such period for historical tax liabilities arising out of a determination by the Internal Revenue Service that 40 percent or more of the Borrower's adjusted ordinary gross income for prior reporting periods was "personal holding company income" within the meaning of Code section 543.

(3) Other than Waco Build-out Capex permitted by Section 7.14.6.(c) of the Credit Agreement paid during such period.

B.       Section 7.14.3 - Maximum Senior Debt to EBITDA Ratio

         1.       Senior Debt                                 $________

         2.       EBITDA                                      $________
                  (from Item A(3) above)

         3.       Ratio of (1) to (2)                         ____ to 1

         4.       Maximum allowed                             ____ to 1

C.       Section 7.14.4 - Maximum Total Debt to EBITDA Ratio

         1.       Total Debt                                  $________

         2.       EBITDA                                      $________
                  (from Item A(3) above)

         3.       Ratio of (1) to (2)                         ____ to 1

         4.       Maximum allowed                             ____ to 1

D.       Section 7.14.5-Minimum EBITDA

         1.       EBITDA

                  (from Item A(3) above)                      $_________

         2.       Minimum required                            $_________

E.       Section 7.14.6 - Capital Expenditures

         1.       Capital Expenditures for the

                  Fiscal Year                                 $__________

         2.       Maximum Permitted Capital

                  Expenditures                                $__________

                                    Exhibit C

                        Form of Availability Certificate

         Please refer to the Credit Agreement dated as of October 30, 2003 (as amended or otherwise modified from time to time, the "Credit Agreement") among the undersigned ("Borrower"), the financial institutions party thereto from time to time, as Lenders, and Madison Capital Funding LLC, as Agent. This certificate (this "Certificate"), together with supporting calculations attached hereto, is delivered to Agent and Lenders pursuant to the terms of the Credit Agreement. Capitalized terms used but not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

         Borrower hereby certifies and warrants that at the close of business on __________________ (the "Calculation Date"), Borrowing Availability was $_____________, computed as set forth on the schedule attached hereto.

         Borrower has caused this Certificate to be executed and delivered by its duly authorized officer on this ___ day of ________, 200_.

                                         THE DWYER GROUP, INC.


                                         By
                                           -------------------------------------
                                         Title
                                              ----------------------------------

                      Schedule to Availability Certificate
                          Dated as of _________________


1.       Gross Accounts                                                                          $_________

2.       Less Ineligibles

         (a)      Agent's Lien Not Perfected                  $_________
         (b)      If a Note Receivable, Original Promissory
                  Note Is Not In Agent's Possession           $_________
         (c)      Subject to other Lien                       $_________
         (d)      Subject to Offset, etc.                     $_________
         (e)      Account Debtor not in U.S. or Canada        $_________
         (f)      Sale on Approval, Sale or
                  Return, Bill and Hold or
                  Consignment                                 $_________
         (g)      Over 60 days past due or
                  over 90 days past invoice
                  date (Other than Note Receivable)           $_________
         (h)      Principal and Interest on Note Receivable
                  more than 60 days past due                  $_________
         (i)      Affiliate Receivables                       $_________
         (j)      Arises out of a Franchise Agreement
                  Which is Not Assigned to Agent or
                  Franchise Agreement Contains
                  Restrictions on Assignment to Agent         $_________
         (k)      Accounts owed by Account Debtor
                  where 15% or more of such Account
                  Debtor's Accounts are ineligible pursuant
                  to clause (g) above or any of such
                  Account Debtor's Accounts are
                  ineligible pursuant to clause (h) above(4)  $_________
         (l)      Other                                       $_________
         (m)      Total                                                                          $_________

3.       Eligible Accounts [Item 1 minus Item 2]                                                 $_________

4.       Eligible Accounts which are Note Receivables                                            $_________

5.       Item 4 times 50%                                                                        $_________

6.       Standard Eligible Accounts
         [Item 3 minus Item 4]                                                                   $_________

7.       Item 6 times 85%                                                                        $_________

----------
(4) Item K shall not apply to any Account Debtor whose Accounts total no more than $2,000 in the aggregate.

8.       Item 5 plus Item 7                                                                      $_________

9.       Lesser of Item 8 and Revolving Loan Commitment                                          $_________

10.      Reserves and allowances                                                                 $_________

11.      Personal Holding Company Tax Reserve                                                    $[1,000,000 or
                                                                                                 such greater
                                                                                                 amount see
                                                                                                 below](5)

12.      Borrowing Availability
         [Item 9 minus Item 10 minus Item 11]                                                    $_________

13.      Revolving Outstandings                                                                  $_________

14.      Net Availability
         [Excess of Item 12 over Item 13]                                                        $_________

15.      Required Prepayment
         [Excess of Item 13 over Item 12]                                                        $_________


         Renegotiated Franchise Notes

         Principal amount of Renegotiated Franchise Notes outstanding                            $_________


         Franchise Basket                                                                        $[300,000](6)


         Ineligible Royalty Notes

         Principal amount of Ineligible Royalty Notes outstanding                                $__________


         Royalty Basket                                                                          $[50,000](6)

----------
(5) Until such date as the Equity Call Agreement is terminated pursuant to clause (ii) of the definition of Equity Call Termination Date, an amount equal to $1,000,000 or such lesser amount as may be agreed to by the Agent, and (ii) thereafter, $1,000,000 plus the Remaining Infusion Amount as of such Equity Call Termination Date or such lesser amount as may be agreed to by the Agent.

(6) The Franchise Basket and the Royalty Basket each shall increase or decrease, as applicable, each Fiscal Year by 1% for each percentage point that consolidated revenue increases or decreases, as applicable, over the prior Fiscal Year; provided, further, however, that the Franchise Basket and the Royalty Basket shall in no event decrease below $300,000 and $50,000, respectively and in no event shall the sum of outstanding principal amount of Renegotiated Franchise Notes and Royalty Notes exceed 20% of the current amount of Eligible Accounts.

                                    Exhibit D

                                  Form of Note

                                                               --------------
$                                                              Chicago, Illinois
 ------------------------

         The undersigned ("Borrower"), for value received, promises to pay to the order of _____________ ("Lender") at the principal office of Madison Capital Funding LLC (the "Agent") in Chicago, Illinois the aggregate unpaid amount of all Loans made to Borrower by Lender pursuant to the Credit Agreement referred to below, such principal amount to be payable on the dates set forth in the Credit Agreement.

         Borrower further promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Credit Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America.

         This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Credit Agreement, dated as of October 30, 2003 (as amended or otherwise modified from time to time, the "Credit Agreement"; terms not otherwise defined herein are used herein as defined in the Credit Agreement), among Borrower, the financial institutions (including Lender) party thereto from time to time and Agent, to which Credit Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or its due date accelerated.

         This Note is made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

                                        THE DWYER GROUP, INC.


                                        By:
                                               ------------------------
                                        Title:
                                               ------------------------

                                    Exhibit E

                           Form of Notice of Borrowing

         Please refer to the Credit Agreement dated as of October 30, 2003 (as amended or otherwise modified from time to time, the "Credit Agreement") among the undersigned ("Borrower"), the financial institutions party thereto from time to time, as Lenders, and Madison Capital Funding LLC, as Agent. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement. This notice is given pursuant to Section 2.2.2 of the Credit Agreement. Borrower hereby requests a borrowing under the Credit Agreement as follows:

         The aggregate amount of the proposed borrowing is $______________. The requested borrowing date for the proposed borrowing (which is a Business Day) is ______________, ____. The Revolving Loans comprising the proposed Borrowing are [Base Rate] [LIBOR] Loans. The duration of the Interest Period for each LIBOR Loan made as part of the proposed Borrowing, if applicable, is __________ months (which shall be 1, 2, 3 or 6 months).

                  Borrower has caused this Notice to be executed and delivered by its duly authorized officer on this ___ day of ____, 200__.

                                        THE DWYER GROUP, INC.


                                        By:
                                               ------------------------
                                        Title:
                                               ------------------------

                                    Exhibit F

                    Form of Notice of Conversion/Continuation

         Please refer to the Credit Agreement, dated as of October 30, 2003 as amended or otherwise modified from time to time, the "Credit Agreement"), among the undersigned ("Borrower"), the financial institutions party thereto from time to time, as Lenders, and Madison Capital Funding LLC, as Agent. This notice is given pursuant to Section 2.2.3 of the Credit Agreement. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement. Borrower hereby requests a [conversion][continuation] of [Term [A][B] Loans][Revolving Loans] as follows:

         The date of the proposed [conversion] [continuation] is ______________, ____ (which shall be a Business Day). The aggregate amount of the [Term [A][B] Loans] [Revolving Loans] proposed to be [converted] [continued] is $______________. [Specify which part is to be converted and which part is to be continued, if appropriate.] The Loans to be [continued] [converted] are [Base Rate Loans] [LIBOR Loans] and the Loans resulting from the proposed [conversion] [continuation] will be [Base Rate Loans] [LIBOR Loans]. The duration of the requested Interest Period for each LIBOR Loan made as part of the proposed [conversion] [continuation] is ___________ months (which shall be 1, 2, 3 or 6 months).

         Borrower has caused this Notice to be executed and delivered by its duly authorized officer on this ___ day of ____, 200__.


                                        THE DWYER GROUP, INC.


                                        By:
                                               ------------------------
                                        Title:
                                               ------------------------

                                    Exhibit H

                                     Form of

                  Borrower Assignment and Assumption Agreement

Please refer to the Credit Agreement, dated as of October 30, 2003 as amended or otherwise modified from time to time, the "Credit Agreement"), among the undersigned ("Borrower"), the financial institutions party thereto from time to time, as Lenders, and Madison Capital Funding LLC, as Agent. This notice is given pursuant to Section 4.1(w) of the Credit Agreement. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound,

(a) Mergeco hereby assigns, transfers, conveys and delivers to Dwyer, and Dwyer hereby accepts delivery of, all of Mergeco's benefits, privileges, rights, title and interest in and to the foregoing Credit Agreement, the other Loan Documents (including the Notes and Collateral Documents) and all other agreements to which Mergeco is a party in connection therewith (as each of the foregoing may be amended, restated, supplemented or otherwise modified from time to time, collectively, the "Assumed Documents"); and

(b) Dwyer hereby fully and completely succeeds to, assumes and agrees to pay, perform and discharge, in accordance with its terms, the Obligations under the Assumed Documents (including the granting of security interests in the properties of Dwyer in connection therewith), and Dwyer hereby fully makes the representations and warranties contained in the Assumed Documents, all as if Dwyer were an original party thereto.

This Borrower Assignment and Assumption Agreement is hereby attached to and made a part of said Credit Agreement. Capitalized terms used but not defined herein are used as defined in said Credit Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Borrower Assignment and Assumption Agreement to be duly executed and delivered by their duly authorized officers as of ________, 2003.

                                       Mergeco

                                       TDG MERGER CO.

                                       By:
                                          --------------------------------------
                                       Title:
                                              ----------------------------------


                                       Dwyer

                                       THE DWYER GROUP, INC.

                                       By:
                                          --------------------------------------
                                       Title:
                                              ----------------------------------